VECTOR GROUP LTD.

as Issuer

_______________________

SECOND SUPPLEMENTAL INDENTURE

Dated as of March 24, 2014

to

INDENTURE

Dated as of November 20, 2012

_______________________

Wells Fargo Bank, National Association

as Trustee

_______________________

Variable Interest Convertible Senior Notes due 2020

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Article 10 MISCELLANEOUS		55

Section 10.01	No Personal Liability of Shareholders, Employees, Officers or Directors	55
Section 10.02	Calculations	55
Section 10.03	Legal Holidays	56

Form of Note A-1

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SECOND SUPPLEMENTAL INDENTURE, dated as of March 24, 2014 (this “Supplemental Indenture”), between Vector Group Ltd., a Delaware corporation (“Company”), and Wells Fargo Bank, National Association, a national banking association, as trustee (“Trustee”), supplementing the Indenture, dated as of November 20, 2012, between the Company and the Trustee (the “Base Indenture” and, as amended and supplemented by this Supplemental Indenture, and as it may be further amended or supplemented from time to time with respect to the Notes (as defined below), the “Indenture”).

W I T N E S S E T H:

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 2.2 of the Base Indenture provides for the Company to issue Securities thereunder in the form and on the terms set forth in one or more Board Resolutions, supplemental indentures or Officer’s Certificates;

WHEREAS, the Company has duly authorized the issuance of a single Series of Securities designated as its Variable Interest Convertible Senior Notes due 2020 (the “Notes”), initially in an aggregate principal amount not to exceed $258,750,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, the form of Note and the certificate of authentication to be borne by each Note, are to be substantially in the form hereinafter provided;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Supplemental Indenture, the valid, binding and legal obligations of the Company, and this Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Supplemental Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

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Article 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Scope of Supplemental Indenture.

(a) This Supplemental Indenture supplements the provisions of the Base Indenture, to which provisions reference is hereby made. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. For all purposes under the Base Indenture, the Notes shall constitute a single series of Securities, and with regard to any matter requiring the consent under the Base Indenture of Holders of multiple Series of Securities voting together as a single class, the consent of Holders of the Notes voting as a separate class shall also be required and the same threshold shall apply. The provisions of this Supplemental Indenture shall supersede any conflicting provisions in the Base Indenture.

Section 1.02 Definitions. The terms defined in this Section 1.02 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of the Indenture shall have the respective meanings specified in this Section 1.02, and to the extent applicable, supersede the definition thereof in the Base Indenture. All words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or the place of payment is authorized or required by law or executive order to close or be closed.

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the shares of the common stock of the Company, par value $0.10 per share, or any other shares of Capital Stock of the Company into which such shares of common stock will be reclassified or changed after the Issue Date.

“Company” means the party named as such in the first paragraph of this Supplemental Indenture until a successor or assignee replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor or assignee.

“Conversion Price” means (i) $1,000 divided by (ii) the Conversion Rate.

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“Conversion Rate” means, initially, 36.8155 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as provided herein.

“Corporate Trust Office” means the corporate trust office of the Trustee at which any time its corporate trust business shall be administered, which office, as of the Issue Date, is located at Wells Fargo Bank, National Association, 7000 Central Parkway NE, Suite 550, Atlanta, GA 30328, Attention: Vector Group Ltd. Account Manager, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Definitive Notes” means Notes that are in registered definitive form.

“Depositary” means DTC; provided that the Company may at any time, upon delivering notice to the Holders, the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent, appoint a successor to DTC.

“DTC” means The Depository Trust Company.

“Fundamental Change” means any transaction or event after the Issue Date resulting in any of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, the Subsidiaries, and the Company and the Subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing, or the Company otherwise become aware that, such person or group becomes the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of shares of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;

(ii) the consummation of:

(A) any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and the Subsidiaries, taken as a whole, to any person or persons (other than one of the Subsidiaries); or

(B) any transaction or series of related transactions in connection with which (whether by means of exchange, liquidation, consolidation, merger, combination, reclassification, recapitalization, acquisition or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, other property, assets or cash, but excluding any transaction with or by another person pursuant to which the persons that beneficially owned (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, immediately after such transaction, shares of the surviving, continuing or acquiring corporation’s Voting Stock representing more than 50% of the total outstanding voting power of all outstanding classes of Voting Stock of the surviving, continuing or acquiring corporation in substantially the same proportions (relative to each other) as immediately prior to such transaction;

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(iii) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(iv) the Common Stock (or other common stock or depositary shares or receipts in respect thereof into which the Notes are then convertible) ceases to be listed or quoted on any of The New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors).

An event or transaction described in clause (ii) above will not constitute a Fundamental Change, however, if at least 90% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares or dissenters rights in connection with the transaction or transactions, consists of shares of common stock traded on any of The New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors) or which will be so traded or quoted when issued or exchanged in connection with such event or transaction and as a result of such event, transaction or series of related transactions, the Notes become convertible or exchangeable into such consideration (excluding cash payments for fractional shares or dissenters rights) as described in Section 9.08 hereof. For the purposes of this definition of “Fundamental Change,” any event or transaction that constitutes a Fundamental Change under both clause (i) and clause (ii) above will be deemed to constitute a Fundamental Change solely under clause (ii) of this definition of “Fundamental Change.”

“Global Note” means a permanent global note that is in the form of the Note attached hereto as Exhibit A and that is registered in the name of the Depositary or the nominee of the Depositary and deposited with the Depositary, the nominee of the Depositary or a custodian appointed by the Depositary or the nominee of the Depositary.

“Global Notes Legend” means the legend set forth as such in Exhibit A hereto.

“Issue Date” means March 24, 2014.

“Last Reported Sale Price” of the Common Stock (or any other security for which a Last Reported Sale Price must be determined) on any Trading Day means the closing sale price per share of the Common Stock (or such other security) (or, if no closing sale price is reported, the average of the last bid price and the last ask price or, if more than one in either case, the average of the average last bid price and the average last ask price) on that Trading Day as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock (or such other security) is traded. If the Common Stock (or such other security) is not listed for trading on a United States national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” of the Common Stock (or such other security) will be the last quoted bid price per share of the Common Stock (or such other security) in the over-the-counter market on the relevant Trading Day as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock (or such other security) is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid price and the last ask price per share of the Common Stock (or such other security) on the relevant Trading Day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” will be determined without regard to after-hours trading or any other trading outside of regular trading session hours. Notwithstanding the foregoing, if the Last Reported Sale Price must be determined on any Trading Day for a Unit of Reference Property, the Last Reported Sale Price on such Trading Day for such Unit of Reference Property will be determined in good faith by the Board of Directors.

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“Open of Business” means 9:00a.m., New York City time.

“Preliminary Prospectus Supplement” means the Preliminary Prospectus Supplement relating to the offering of the Notes dated March 18, 2014.

“Pricing Term Sheet” means the Pricing Term Sheet attached to the Underwriting Agreement as Schedule B thereto.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act.

“Stock Price” means, for any Make-Whole Fundamental Change, (i) if the holders of the Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is of the type described in clause (ii) of the definition of Fundamental Change, the amount of cash paid per share of the Common Stock in such Make-Whole Fundamental Change, and (ii) otherwise, the average of the Last Reported Sales Price of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Make-Whole Fundamental Change Effective Date for such Make-Whole Fundamental Change.

“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange (or the Last Reported Sale Price must be determined for another security), on the principal other United States national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded, and (ii) a Last Reported Sale Price of the Common Stock (or such other security) is available on such securities exchange or market. If the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

“Transfer Agent” means, initially American Stock Transfer & Trust Company, LLC, in its capacity as the transfer agent for the Common Stock, and any successor entity acting in such capacity.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, means such successor. The foregoing sentence will likewise apply to any such subsequent successor or successors.

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“Underwriting Agreement” means the underwriting agreement, dated March 19, 2014, between the Company and Jefferies LLC relating to the Notes.

“Unit of Reference Property” means the amount and kind of Reference Property that a holder of one share of the Common Stock would receive in a Merger Event; provided, however, that if, in any Merger Event, the holders of the Common Stock may exchange each of their shares of Common Stock for more than one amount and kind of Reference Property and may elect which amounts and kinds of Reference Property they receive, a Unit of Reference Property will consist of the weighted average of the amounts and kinds of Reference Property received by holders of the Common Stock that affirmatively make such an election.

“Voting Stock” of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes will have or might have voting power by reason of the happening of any contingency).

Section 1.03 Other Definitions. In addition to the definitions listed in Section 1.02 hereof and Sections 1.1 and 1.2 of the Base Indenture (to the extent not superseded by definitions contained herein), the following defined terms are also used herein:

Term Section:	Defined in:
“Act”	1.04
“Additional Shares”	9.07(a)
“Agent Members”	2.02(c)
“Base Indenture”	Preamble
“Conversion Agent”	2.06(a)
“Conversion Date”	9.02(a)
“Conversion Notice”	9.02(a)
“Dividend Pass-Through Payment”	2.04(a)
“Effective Date”	9.05(l)
“Event of Default”	6.01
“Ex-Dividend Date”	9.05(l)
“Expiration Date”	9.05(d)
“Fixed Interest”	2.04(a)
“Floor Interest Rate”	2.04(a)
“Fundamental Change Notice”	3.02(a)
“Fundamental Change Notice Date”	3.02(a)
“Fundamental Change Repurchase Date”	3.01(c)
“Fundamental Change Repurchase Notice”	3.03(a)
“Fundamental Change Repurchase Price”	3.01(b)
“Indenture”	Preamble
“Interest Payment Date”	2.04(a)
“Make-Whole Fundamental Change”	9.07(a)
“Make-Whole Fundamental Change Effective Date”	9.07(b)
“Maturity Date”	2.04(a)
“Merger Event”	9.08(a)
“Notes”	Preamble
“Paying Agent”	2.06(a)
“Payment Default”	6.01(vii)
“Reference Property”	9.08(a)
“Record Date”	9.05(l)
“Register”	2.06(a)
“Registrar”	2.06(a)
“Regular Record Date”	2.04(a)
“Reorganization Event”	5.01
“Reorganization Successor Corporation”	5.01(a)
“Reporting Event of Default”	6.04(a)
“Special Interest”	6.04(a)
“Spin-Off”	9.05(c)
“Supplemental Indenture”	Preamble
“Temporary Notes”	2.11
“Total Interest”	2.04(a)
“Valuation Period”	9.05(c)

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Section 1.04 Rules of Construction. In addition to the rules of construction provided in Section 1.4 of the Base Indenture, the following rules of construction also apply to the provisions contained herein:

(1) “including” means including, without limitation;

(2) “may” is not mandatory and shall not create any limitation;

(3) all references to $, dollars, cash payments or money refer to United States currency; and

(4) unless the context requires otherwise, all references to payments of interest on the Notes will include any Special Interest payable pursuant to Section 6.04 hereof and additional interest payable pursuant to Section 2.04 hereof.

Section 1.05 Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action will become effective when such instrument or instruments are delivered to the Trustee and to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent will be sufficient for any purpose of this Supplemental

Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

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The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit will also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

The ownership of the Notes shall be proved by the Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note will bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company, the Paying Agent, the Conversion Agent or the Registrar in reliance thereon, whether or not notation of such action is made upon such Note.

If the Company will solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company will have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date will be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes will be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date will be deemed effective unless it will become effective pursuant to the provisions of this Supplemental Indenture not later than six months after the record date.

Article 2
THE NOTES

Article 2 (The Securities) of the Base Indenture is hereby amended and restated in full, with respect to the Notes, to read as follows:

Section 2.01 Notes Designation, Amount and Issuance of Notes. The Notes will be designated as “Variable Interest Convertible Senior Notes due 2020.” The aggregate principal amount of Notes that initially may be authenticated and delivered under this Supplemental Indenture is limited to $258,750,000. From time to time, the Company may, without the consent of the Holders, issue additional Notes under the Indenture with the same terms (except for original issuance date and, possibly, the initial interest accrual date and initial Interest Payment Date) and with the same CUSIP numbers as the Notes issued on the Issue Date in an unlimited aggregate principal amount; provided, however, that if such additional Notes are not fungible with the Notes issued on the Issue Date for federal income tax purposes, they will have a separate CUSIP number. From time to time, the Company may issue and execute, and the Trustee may authenticate, Notes delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.09, 2.10, 2.11, 3.06 and 9.02(c) hereof. The registered Holder of a Note will be deemed as the owner of the Note for all purposes under the Indenture.

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Section 2.02 Form of Notes.

(a) General. The Notes will be substantially in the form of Exhibit A hereto, but may include any notations, legends or endorsements required by any applicable law (or regulation promulgated thereunder), stock exchange rule or usage, or any insertions, omissions or other variations otherwise permitted or required by the Indenture. Whenever any such notation, legend or endorsement, or any such insertion, omission or other variation is applicable to a Note, the Company will provide such notation, legend or endorsement, or such insertion, omission or other variation to the Trustee in writing.

Each Note will bear a Trustee’s certificate of authentication substantially in the form set forth in Exhibit A hereto.

Notes that are Global Notes will bear the Global Notes Legend and the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of the Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent that any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and control.

(b) Initial and Subsequent Notes. The Notes initially will be issued in global form, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary. Except to the extent provided in Section 2.09(c) hereof, all Notes will be represented by one or more Global Notes.

(c) Global Notes. Each Global Note will represent the aggregate principal amount of then outstanding Notes endorsed thereon and provide that it represents such aggregate principal amount of then outstanding Notes, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges, conversions, redemptions or repurchases by the Company.

Only the Trustee, or the custodian holding such Global Note for the Depositary, at the direction of the Trustee, may endorse a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of then outstanding Notes represented thereby, and whenever the Holder of a Global Note delivers instructions to the Trustee to increase or decrease the aggregate principal amount of then outstanding Notes represented by a Global Note in accordance with Section 2.09 hereof, the Trustee, or the custodian holding such Global Note for the Depositary, at the direction of the Trustee, will endorse such Global Note to reflect such increase or decrease in the aggregate principal amount of then outstanding Notes represented thereby. None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to, or payments made on account of, the ownership of any beneficial interest in a Global Note or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

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Neither any member of, or participant in, the Depositary (collectively, the “Agent Members”) nor any other person on whose behalf an Agent Member may act will have any rights under the Indenture with respect to any Global Note or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee, may, for all purposes, treat the Depositary, or its nominee, if any, as the absolute owner and Holder of such Global Note.

The Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that Holders are entitled to take under the Indenture or the Notes, and, notwithstanding the foregoing, nothing herein will prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such persons governing the exercise of the rights of a Holder of any interest in any Note.

Neither the Trustee nor any of its agents shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.03 Denomination of Notes. The Notes will be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

Section 2.04 Payments.

(a) General.

(i) Payment at Maturity. Unless earlier paid or deemed paid pursuant to any of Sections 3.05 or 9.03 hereof, the Notes will mature on April 15, 2020 (the “Maturity Date”) and, on the Maturity Date, the Company will pay each Holder of Notes $1,000 in cash for each $1,000 principal amount of Notes held, together with accrued and unpaid interest (including any applicable Dividend Pass-Through Payment) on such Notes to, but not including, the Maturity Date.

(ii) Payment of Interest. The Notes will bear cash interest at a rate of 1.75% per annum (the “Fixed Interest”), with an additional cash payment payable on the Notes on each Interest Payment Date equal to the product of (i) the amount of cash dividends per share actually paid by the Company on the outstanding Common Stock during the prior three-month period ending on the Regular Record Date for such interest payment and (ii) the applicable Conversion Rate on such Regular Record Date (the “Dividend Pass-Through Payment,” together with the Fixed Interest, the “Total Interest”). Notwithstanding the foregoing, however, (A) the amount payable on each Interest Payment Date, other than the initial Interest Payment Date, will be the higher of (i) the Total Interest and (ii) 5.50% per annum (the “Floor Interest Rate”) and (B) the interest payable on the initial Interest Payment Date will be based solely on the Floor Interest Rate. The Fixed Interest or the Floor Interest Rate, as applicable, on the Notes will accrue from the Issue Date or from the most recent date to which interest has been paid or duly provided for, to the date the principal amount of such Note is paid or deemed paid, as the case may be, pursuant to clause (i) of this Section 2.04(a) or any of Sections 3.05 or 9.03 hereof.

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In addition, if the Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended, on each Interest Payment Date on or after April 15, 2019, the Company will pay additional interest on a Note in an amount equal to the amount required to be paid to prevent such Note from being treated as an applicable high yield discount obligation.

Interest (including any applicable Dividend Pass-Through Payment) will be payable quarterly in arrears in cash on January 15, April 15, July 15 and October 15 of each year (each, an “Interest Payment Date”), beginning April 15, 2014, to the Holder of each such Note as of the Close of Business on the January 1, April 1, July 1 or October 1, as the case may be, immediately preceding the applicable Interest Payment Date (each such date, a “Regular Record Date”), regardless of whether such Note is converted or repurchased after such Regular Record Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments of the Fundamental Change Repurchase Price, principal and interest (including any Dividend Pass-Through Payment, if applicable) that are not made when due will accrue interest at an annual rate equal to the then-applicable interest rate plus one percent from the applicable payment date.

(iii) Method of Payment. The Company will pay the principal of, the Fundamental Change Repurchase Price for, and the interest (including any applicable Dividend Pass-Through Payment) on, any Global Note to the Depositary by wire transfer of immediately available funds on the relevant payment date.

The Company will pay the principal of, the Fundamental Change Repurchase Price for, and any interest (including any applicable Dividend Pass-Through Payment) due on the Maturity Date on, any Definitive Note in cash to the applicable Holder of such Note at the office of the Paying Agent on the relevant payment date.

The Company will pay interest (including any applicable Dividend Pass-Through Payment) on any Definitive Note (except such interest due on the Maturity Date) to the applicable Holder of such Note (i) if such Holder holds $5,000,000 or less aggregate principal amount of Notes, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $5,000,000 aggregate principal amount of Notes, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each such interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

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(b) Interest Rights Preserved. Subject to the provisions of Sections 2.09 and 2.10 hereof, to the extent applicable, each Note delivered under the Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Note will carry any rights to the payment and accrual of interest that were carried by the relevant surrendered Note, Notes, or portion(s) thereof.

Section 2.05 Execution and Authentication.

(a) In General. A Note will be valid only if executed by the Company and authenticated by the Trustee.

(b) Execution. A Note will be deemed to have been executed by the Company when an Officer signs such Note on behalf of the Company. The Officer’s signature may be manual or facsimile, and the validity of such Officer’s signature will not turn on whether such signatory remains an Officer at the time the Trustee authenticates such Note.

(c) Authentication. A Note will be deemed authenticated when an authorized signatory of the Trustee manually signs the certificate of authentication on such Note. An authorized signatory of the Trustee will manually sign the certificate of authentication on a Note only if (i) the Company delivers such Note to the Trustee, (ii) such Note is validly executed by the Company in accordance with Section 2.05(b) hereof, and (iii) the Company delivers, before or with such Note, a Company Order setting forth (A) a request that the Trustee authenticate such Note; (B) the principal amount of such Note; (C) the name of the Holder of such Note, (D) the date on which such Note is to be authenticated; and (E) any insertions, omissions or other variations, notations, legends or endorsements permitted under Section 2.02 hereof and applicable to such Note. If the Company Order also specifies that the Trustee must deliver such Note to the Holder or the Depositary, the Trustee will promptly deliver such Note in accordance with such Company Order.

The Trustee may appoint an authenticating agent. If the Trustee appoints an authenticating agent and such authenticating agent is acceptable to the Company, such authenticating agent may authenticate a Note whenever the Trustee may authenticate such Note. For purposes of this provision, each reference in this Supplemental Indenture to authentication by the Trustee will be deemed to include authentication by an authenticating agent, and an authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.

Section 2.06 Registrar, Paying Agent and Conversion Agent.

(a) General. The Company will maintain an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where the Notes may be presented for payment or repurchase (the “Paying Agent”), an office or agency where the Notes may be presented for conversion (the “Conversion Agent”) and an office or agency where notices and demands to, or upon, the Company with respect to the Notes and the Indenture may be served.

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The Registrar will keep a register for the recordation of, and will record, the names and addresses of Holders, the Notes held by each Holder and the transfer, exchange, repurchase, and conversion of Notes (the “Register”). The entries in the Register will be conclusive, and the parties may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of the Indenture. The Register will be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

The Company may have one or more registrars, one or more paying agents, one or more conversion agents and one or more places where notices and demands to, or upon, the Company with respect to the Notes and the Indenture may be served. Before appointing any Registrar, Paying Agent or Conversion Agent that is not otherwise a party to this agreement, the Company will enter into an appropriate agency agreement with such Registrar, Paying Agent or Conversion Agent, as the case may be, which agency agreement will implement the provisions of the Indenture that relate to such replacement or additional registrar, paying agent or conversion agent, as the case may be. The term Registrar includes any additional registrars named pursuant to this Supplemental Indenture. The term Paying Agent includes any additional paying agent named pursuant to this Supplemental Indenture. The term Conversion Agent includes any additional conversion agent named pursuant to this Supplemental Indenture.

(b) Initial Designations. The Company initially appoints the Trustee as each of the Registrar, the Paying Agent and the Conversion Agent, and the Notes initially may be presented for registration of transfer or for exchange, payment, repurchase, and conversion to the Trustee, in its capacity as the Registrar, Paying Agent or Conversion Agent, as the case may be, at the Corporate Trust Office. Notices and demands to, or upon, the Company with respect to the Notes and the Indenture may be served at the Corporate Trust Office.

(c) Removal, Resignation and Replacement. The Company may remove any Registrar, Paying Agent or Conversion Agent by delivering written notice to the Trustee and to such Registrar, Paying Agent or Conversion Agent; provided, however, that no such removal will become effective unless (i) after such removal, at least one Registrar, Paying Agent and Conversion Agent will remain; (ii) a successor has accepted appointment as Registrar, Paying Agent or Conversion Agent, as the case may be, the Company and such successor have entered into an agency agreement in accordance with Section 2.06(a) hereof, and the Company has delivered written notice of such appointment and a copy of such agency agreement to the Trustee, or (iii) the Company has delivered written notice to the Trustee that the Trustee will serve as the successor Registrar, Paying Agent or Conversion Agent, as the case may be, in accordance with Section 2.06(e) hereof; and provided, further, that the right to effect any such change or removal in no way relieves the Company of its obligation to maintain a Registrar, Paying Agent and Conversion Agent in the continental United States. The Company may also change the place where notices and demands to, or upon, the Company with respect to the Notes and the Indenture may be served, or reduce the number of such places; provided, however, that the right to effect any such change or reduction in no way relieves the Company of its obligation to maintain a place in the continental United States where notices and demands to, or upon, the Company with respect to the Notes and the Indenture may be served.

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In addition, the Registrar, Paying Agent or Conversion Agent may resign at any time by delivering written notice of such resignation to each of the Company and the Trustee; provided, however, that if the Trustee is serving as Registrar, Paying Agent or Conversion Agent, the Trustee may resign from such capacity only if it also resigns as Trustee in accordance with Section 7.8 of the Base Indenture. If, after any such resignation, at least one Registrar, Paying Agent and Conversion Agent does not remain, the Trustee will immediately be deemed to serve such empty office or agency in accordance with Section 2.06(d) hereof.

(d) Failure to Maintain an Office or Agency. If the Company fails to maintain in the continental United States, a Registrar, Paying Agent, Conversion Agent or place where notices and demands to, or upon, the Company with respect to the Notes and the Indenture may be served, the Trustee will act as the Registrar, Paying Agent, Conversion Agent, or place, as the case may be, and the office where the Notes may be presented for registration of transfer or for exchange, presented for payment, repurchased or surrendered for conversion, or place where notices and demands to, or upon, the Company with respect to the Notes and the Indenture may be served, as the case may be, will be the Corporate Trust Office. In each such case, the Trustee will be entitled to compensation for such action pursuant to Section 7.7 of the Base Indenture.

(e) Notices. Promptly upon the effectiveness of any removal or subsequent appointment of a Registrar, Paying Agent or Conversion Agent, or upon any change in the location of the office of any Registrar, Paying Agent or Conversion Agent, or of the place where notices and demands to, or upon, the Company with respect to the Notes and the Indenture may be served, the Company will deliver to the Trustee notice of such removal, appointment or change in location, as the case may be, which notice will include a brief description of the removal, appointment or change in location, as the case may be, and list the name and address of each continuing (and newly appointed, if applicable) Registrar, Paying Agent and Conversion Agent and place where notices and demands to, or upon, the Company with respect to the Notes and the Indenture may be served.

Section 2.07 Money and Securities Held in Trust. Except as otherwise provided herein, by no later than 10:00 a.m., New York City time, on each due date for a payment on any Note, the Company will deposit with the Paying Agent an amount of money in immediately available funds, if deposited on the due date, sufficient to make such payment when due.

The Company will require that each Paying Agent (other than the Trustee, if the Trustee is a Paying Agent) agree in writing that it will (i) segregate all money and securities it holds for making payments with respect to the Notes; (ii) hold such money and securities in trust for the benefit of Holders; and (iii) notify the Trustee, in writing, as promptly as practicable, if the Company defaults in making any payment on the Notes.

If any such payment default has occurred and is continuing, the Paying Agent will, upon receiving a written request from the Trustee, forthwith pay to the Trustee all of the money and securities it holds in trust. In addition, at any time, the Company may require a Paying Agent to pay all money and securities that it holds for making payments with respect to the Notes to the Trustee and to account for any money and securities it has disbursed. After delivering all of such money and securities to the Trustee pursuant to this Section 2.07, the Paying Agent will have no further liability for such money and securities.

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Section 2.08 Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, promptly after each Regular Record Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.09 Transfer and Exchange.

(a) Provisions Applicable to All Transfers and Exchanges.

(i) Subject to the restrictions set forth in this Section 2.09, Definitive Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.

(ii) All Notes issued upon any registration of transfer or exchange in accordance with this Supplemental Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture as the Notes surrendered upon such registration of transfer or exchange.

(iii) No service charge will be imposed on any Holder of a Definitive Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.

(iv) Unless the Company specifies otherwise, none of the Company, the Trustee or the Registrar will be required to exchange or register a transfer of any Note (i) surrendered for conversion, except to the extent that any portion of such Note has not been surrendered for conversion, or (ii) subject to a Fundamental Change Repurchase Notice validly delivered pursuant to Section 3.03 hereof, except to the extent any portion of such Note is not subject to a Fundamental Change Repurchase Notice.

(v) The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

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(b) In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, except to the extent required by Section 2.09(c) hereof:

(i) all Notes will be represented by one or more Global Notes

(ii) every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Supplemental Indenture; and

(iii) each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c) Transfer and Exchange of Global Notes.

(i) Notwithstanding any other provision of this Supplemental Indenture, each Global Note will be exchanged for Definitive Notes if the Depositary delivers notice to the Company that:

(A) the Depositary is unwilling or unable to continue to act as Depositary; or

(B) the Depositary is no longer registered as a clearing agency under the Exchange Act; and,

in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

In each such case, (1) each Global Note will be deemed surrendered to the Trustee for cancellation, (2) the Trustee will promptly cancel each such Global Note in accordance with the Applicable Procedures, (3) the Company, (x) in accordance with Section 2.05 hereof, will promptly execute, for each beneficial interest in each Global Note so cancelled, an aggregate principal amount of Definitive Notes equal to the aggregate principal amount of such beneficial interest, registered in such name and authorized denominations as the Depositary specifies, and bearing such legends as such Definitive Notes are required to bear under Sections 2.02 hereof, and, (y) as provided in Section 2.05(c) hereof, will promptly deliver to the Trustee such Definitive Notes and a Company Order including the information specified in Section 2.05(c) hereof with respect to such Definitive Notes, and (4) the Trustee, upon receipt of such Definitive Notes and such Company Order, in accordance with Section 2.05 hereof, will promptly authenticate, and deliver to the Holder specified in such Company Order, such Definitive Notes.

(ii) In addition:

(A) if an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Note may exchange such beneficial interest for Definitive Notes by delivering a written request to the Company, the Registrar and the Trustee; or

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(B) at any time, the Company may, in its sole discretion, at the request of the owner of a beneficial interest in a Global Note, permit the exchange of such owner’s beneficial interest, by delivering a written request to the Registrar, the Trustee and the owner of such beneficial interest.

In each case, (1) upon receipt of such request, the Registrar will promptly deliver written notice of such request to the Company and the Trustee, which notice must identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP number of the relevant Global Note; (2) the Trustee, upon receipt of such notice, will promptly cause the aggregate principal amount of such Global Note to be reduced by the aggregate principal amount of the beneficial interest to be so exchanged in accordance with the Applicable Procedures, (3) the Company (x) in accordance with Section 2.05 hereof, will promptly execute, for such beneficial interest, a Definitive Note having aggregate principal amount equal to the aggregate principal amount of such beneficial interest, registered in the name of the owner specified in the notice delivered by the Registrar, and bearing such legends as such Definitive Note is required to bear under Sections 2.02 hereof, and, (y) as provided in Section 2.05(c) hereof, will promptly deliver to the Trustee such Definitive Note and a Company Order including the information specified in Section 2.05(c) hereof with respect to such Definitive Note, and (4) the Trustee, upon receipt of such Definitive Note and such Company Order, will promptly, in accordance with Section 2.05 hereof, authenticate, and deliver to the Holder specified in such Company Order, such Definitive Note. If, after such exchange, all of the beneficial interests in a Global Note have been exchanged for Definitive Notes, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures.

(d) Transfer and Exchange of Definitive Notes. If Definitive Notes are issued, a Holder may:

(i) transfer a Definitive Note by: (A) surrendering such Definitive Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer reasonably required by any of the Company, the Trustee and the Registrar; and (B) satisfying any other requirements for such transfer set forth in this Section 2.09 hereof. Upon the satisfaction of conditions (A) and (B), (1) the Company, (x) in accordance with Section 2.05 hereof, will promptly execute a new Definitive Note, in the name of the designated transferee, having an aggregate principal amount equal to that of the transferred Definitive Note and bearing such legends as such Definitive Note is required to bear under Sections 2.02 hereof, and (y) as provided in Section 2.05(c) hereof, will promptly deliver to the Trustee such Definitive Note and a Company Order including the information specified in Section 2.05(c) with respect to such Definitive Note, and (2) the Trustee, upon receipt of such Definitive Note and such Company Order, will promptly, in accordance with Section 2.05 hereof, authenticate, and deliver to the Holder specified in such Company Order, such Definitive Note.

(ii) exchange one or more Definitive Notes for one or more other Definitive Notes of any authorized denominations, and aggregate principal amount equal to the aggregate principal amount of the one or more Definitive Notes to be exchanged, by surrendering such one or more Definitive Notes, together with any endorsements or instruments of transfer reasonably required by any of the Company, the Trustee and the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 2.06 hereof. Whenever a Holder so surrenders one or more Definitive Notes for exchange, (1) the Company, (x) in accordance with Section 2.05 hereof, will promptly execute one or more new Definitive Notes, each in the name of such Holder, in the authorized denomination or denominations that such Holder requested (which authorized denomination or authorized denominations, as the case may be, must in aggregate, equal the aggregate principal amount of the one or more Definitive Notes to be exchanged), and bearing a unique registration number not contemporaneously outstanding and such legends as such Definitive Note is required to bear under Section 2.02 hereof, and (y) as provided in Section 2.05(c) hereof, will promptly deliver to the Trustee each such Definitive Note and a Company Order including the information specified in Section 2.05(c) with respect to each such Definitive Note, and (2) the Trustee, upon receipt of each such Definitive Note and such Company Order, will promptly, in accordance with Section 2.05 hereof, authenticate, and deliver to the Holder specified in such Company Order, each such Definitive Note.

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(iii) transfer or exchange a Definitive Note for a beneficial interest in a Global Note by (A) surrendering such Definitive Note for registration of transfer or exchange, together with any endorsements or instruments of transfer reasonably required by any of the Company, the Trustee and the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 2.06 hereof; (B) satisfying any other requirements for such transfer set forth in this Section 2.09 hereof; and (C) providing written instructions to the Trustee to make an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase. Upon the satisfaction of conditions (A), (B), and (C), the Trustee (1) will promptly cancel such Definitive Note and, (2) will promptly cause the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of such Definitive Note, and credit, or cause to be credited, the account of the person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Definitive Note, in each case, in accordance with the Applicable Procedures. If at the time of such exchange, no Global Notes are then outstanding, the Company, (x) in accordance with Section 2.05 hereof, will promptly execute and deliver to the Trustee, a new Global Note registered in the name of the Depositary or a nominee of the Depositary, as the case may be, having the appropriate aggregate principal amount, and bearing such legends as such Global Note is required to bear under Section 2.02 hereof, and (y) as provided in Section 2.05(c) hereof, will promptly deliver to the Trustee such Global Note and a Company Order including the information specified in Section 2.05(c) with respect to such Global Note, and (2) the Trustee, upon receipt of such Global Note and such Company Order, will promptly, in accordance with Section 2.05 hereof, authenticate, and deliver to the Depositary, its nominee, or a custodian of the Depositary or its nominee, as the case may be, such Global Note.

Section 2.10 Replacement Notes. If (i) a mutilated Note is surrendered to the Registrar or (ii) the Holder of a Note claims that such Note has been lost, destroyed or stolen and provides the Company and the Trustee with (A) evidence of such loss, theft or destruction that is satisfactory to the Company and the Trustee and (B) such amount or kind of security or indemnity that either of the Company or the Trustee reasonably require to protect itself from any loss that it may suffer upon replacement of such Note, then, in either case, unless the Company or the Trustee receives written notice that such Note has been acquired by a bona fide purchaser, the Company will, in accordance with Section 2.05 hereof, promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, in accordance with Section 2.05 hereof, will promptly authenticate and deliver, in the name of such Holder, a replacement Note having the same aggregate principal amount as the Note that was mutilated or claimed to be lost, destroyed or stolen, with a certificate number not contemporaneously outstanding. Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

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Every new Note issued pursuant to this Section 2.10 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, will constitute an original contractual obligation of the Company and any other obligor upon the Notes, regardless of whether the mutilated, destroyed, lost or stolen Note will be at any time enforceable by anyone, and will be entitled to all benefits of (and will be subject to all the limitations set forth in) the Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11 Temporary Notes. Until Definitive Notes are ready for delivery, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee will, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed) (“Temporary Notes”). Temporary Notes will be issuable in any authorized denomination, and substantially in the form of Definitive Notes, but with such omissions, insertions and variations as may be appropriate for Temporary Notes, all as may be determined by the Company. Every such Temporary Note will be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Notes. Without unreasonable delay the Company will prepare, execute and deliver to the Trustee or such authenticating agent Definitive Notes (other than any Global Note) and thereupon any or all Temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 2.06 hereof and the Trustee or such authenticating agent will authenticate and deliver, in exchange for such Temporary Notes, Definitive Notes having an aggregate principal amount equal to such Temporary Notes. Until so exchanged, the Temporary Notes will, in all respects, be entitled to the same benefits and subject to the same limitations under the Indenture as Definitive Notes authenticated and delivered hereunder.

Section 2.12 Cancellation. At any time, the Company may deliver Notes to the Trustee for cancellation. Whenever any Note is surrendered to the Registrar, Conversion Agent or Paying Agent for registration of transfer, exchange, conversion, repurchase, or payment, the Registrar, Conversion Agent or Paying Agent, as the case may be, will promptly forward such Note to the Trustee. Upon receipt of any such Note, the Trustee, in its customary manner, will promptly cancel and dispose of such Note and deliver a certificate of such cancellation to the Company upon written request of the Company. The Company may not issue new Notes to replace Notes that it has repurchased, paid or delivered to the Trustee for cancellation or that a Holder has converted pursuant to Article 9 hereof.

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Section 2.13 Outstanding Notes. At any time, Notes outstanding are limited to all Notes authenticated by the Trustee except (i) those cancelled by it, (ii) those delivered to it for cancellation and (iii) those deemed not outstanding under Sections 3.05 and 9.02 hereof and clauses (a) and (b) of this Section 2.13.

(a) If a Note is replaced pursuant to Section 2.10 hereof, such Note will cease to be outstanding at the time of its replacement unless the Trustee and the Company receive proof satisfactory to them that such Note is held by a bona fide purchaser.

(b) In addition, if the Company or an Affiliate of the Company holds a Note, such Note will be disregarded and deemed not to be outstanding for purposes of determining whether the Holders of the requisite aggregate principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, except that for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such request, demand, authorization, direction, notice, consent or waiver with respect to the Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor. Subject to the foregoing, only Notes outstanding at the time of any such determination will be considered in such determination (including determinations pursuant to Articles 6 and 9 hereof).

Section 2.14 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving the payment of the principal, the Fundamental Change Repurchase Price of, and interest, if any, on, such Note, for the purpose of conversion of such Note and for all other purposes whatsoever with respect to such Note, and none of the Company, the Trustee or any agent of the Company or the Trustee will be affected by any notice to the contrary.

Section 2.15 Repurchases. The Company may, from time to time, at its option, repurchase Notes in open market purchases or in negotiated transactions without delivering prior notice to Holders.

Section 2.16 CUSIP and ISIN Numbers.

(a) The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use). The Company will promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

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(b) In addition, if, when any shares of Common Stock are issued upon conversion of a Note, CUSIP and ISIN numbers are generally in use, the Company will use CUSIP and ISIN numbers with respect to such shares of Common Stock.

(c) Whenever any of the CUSIP numbers with respect to the Notes or the shares of Common Stock issuable upon conversion of the Notes changes, ceases to be used, or begins to be used, the Company will deliver prompt written notice of such change, cessation, or beginning to each of the Trustee and the Holders.

Article 3
REPURCHASE AT THE OPTION OF THE HOLDER

Article 3 (Redemption) of the Base Indenture is hereby amended and restated in full, with respect to the Notes, to read as follows:

Section 3.01 Fundamental Change Permits Holders to Require the Company to Repurchase the Notes.

(a) General. If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder will have the right, at such Holder’s option, to require the Company to repurchase for cash all, or any portion, of its Notes in principal amount equal to $1,000 or an integral multiple of $1,000 on the Fundamental Change Repurchase Date for such Fundamental Change for an amount of cash equal to the corresponding Fundamental Change Repurchase Price.

(b) Fundamental Change Repurchase Price. The “Fundamental Change Repurchase Price” means, for any Notes to be repurchased on any Fundamental Change Repurchase Date, a price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest (calculated at the greater of the Total Interest (with the Fundamental Change Repurchase Date treated as an Interest Payment Date for purposes of calculating the Dividend Pass-Through Payment payable as a component thereof and such Dividend Pass-Through Payment will be calculated based on the amount of cash dividends per share actually paid by the Company on the outstanding Common Stock during the period commencing on the most recent prior Record Date and ending on the Fundamental Change Repurchase Date and will be pro rated by multiplying the amount otherwise payable by a fraction, the numerator of which is the number of days during the period from and including the most recent prior Record Date to, but excluding, the Fundamental Change Repurchase Date and the denominator of which is 90) and the Floor Interest Rate) to, but excluding, such Fundamental Change Repurchase Date; provided, however, that if a Fundamental Change Repurchase Date occurs after a Regular Record Date, but on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of such accrued and unpaid interest on such Notes on such Interest Payment Date to the Holder of such Notes as of the Close of Business on the corresponding Regular Record Date and the Fundamental Change Repurchase Price will equal 100% of the principal amount of such Notes.

(c) Fundamental Change Repurchase Date. The “Fundamental Change Repurchase Date” means, for any Fundamental Change, the date specified by the Company in the Fundamental Change Notice for such Fundamental Change, which date will be not less than 20 Business Days, nor more than 35 Business Days, following the Fundamental Change Notice Date for such Fundamental Change.

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Section 3.02 Fundamental Change Notice.

(a) General. On or before the 15th Business Day after the effective date of a Fundamental Change, the Company will deliver, or cause to be delivered, to each Holder (and to any beneficial owners of a Global Note, as required by applicable law), the Trustee and the Paying Agent written notice of the occurrence of such Fundamental Change and the resulting fundamental change repurchase right (the “Fundamental Change Notice,” and the date of such mailing or delivery, the “Fundamental Change Notice Date”). Simultaneously with sending any Fundamental Change Notice to the Holders, the Trustee and the Paying Agent, the Company will publish a notice containing the same information as the Fundamental Change Notice on its website or through such other public medium as the Company may use at such time.

For any Fundamental Change, the Fundamental Change Notice corresponding to such Fundamental Change will specify:

(A) the events causing such Fundamental Change;

(B) the effective date of such Fundamental Change;

(C) the Fundamental Change Repurchase Date for such Fundamental Change;

(D) the last date on which a Holder may exercise its right to require the Company to repurchase its Notes as a result of such Fundamental Change under this Article 3, which will be the Business Day immediately preceding the Fundamental Change Repurchase Date;

(E) the procedures that a Holder must follow to require the Company to repurchase a Note;

(F) the Fundamental Change Repurchase Price for each $1,000 principal amount of Notes for such Fundamental Change;

(G) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(H) if applicable, the Conversion Rate in effect on the Fundamental Change Notice Date for such Fundamental Change and the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Fundamental Change Notice Date;

(I) if applicable, any adjustments that will be made to the Conversion Rate as a result of such Fundamental Change, including any Additional Shares by which the Conversion Rate will be increased pursuant to Section 9.07 hereof for a Holder that converts a Note “in connection with” such Fundamental Change;

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(J) if applicable, that following delivery of a Fundamental Change Repurchase Notice for Notes by a Holder such Notes may be converted only if such Holder withdraws such Fundamental Change Repurchase Notice in accordance with the terms of the Indenture;

(K) the procedures for withdrawing a Fundamental Change Repurchase Notice;

(L) that if a Note or portion of a Note is subject to a validly delivered Fundamental Change Repurchase Notice, unless the Company defaults in paying the Fundamental Change Repurchase Price for such Note or portion of a Note, interest, if any, on such Note or portion of a Note will cease to accrue on and after the Fundamental Change Repurchase Date; and

(M) the CUSIP and ISIN number(s) of the Notes.

(b) Failure or Defect. Notwithstanding anything provided elsewhere in the Indenture, neither the failure of the Company to deliver a Fundamental Change Notice nor a defect in a Fundamental Change Notice delivered by the Company will limit the repurchase rights of any Holder under this Article 3 or impair or otherwise affect the validity of any proceedings relating to the repurchase of any Note pursuant to this Article 3.

Section 3.03 Fundamental Change Repurchase Notice.

(a) General. To exercise its repurchase rights under Section 3.01(a) hereof with respect to any Fundamental Change, a Holder must deliver to the Paying Agent, on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law:

(A) a duly completed “Form of Fundamental Change Repurchase Notice” in the form of Attachment 2 of the Notes that such Holder is tendering for repurchase (a “Fundamental Change Repurchase Notice”); and

(B) the Notes that such Holder is tendering for repurchase, (A) by book-entry transfer if such Notes are Global Notes, or (B) by physical delivery, if such Notes are Definitive Notes, in each case, together with any endorsements or other documents reasonably requested by the Paying Agent, the Trustee or the Company.

(b) Contents of Fundamental Change Repurchase Notice. The Fundamental Change Repurchase Notice for any Note must state:

(i) if such Note is to be repurchased in part, the principal amount of such Note to be repurchased, which principal amount must equal $1,000 or an integral multiple of $1,000 in excess thereof;

(ii) that such Note will be repurchased by the Company pursuant to the provisions of this Article 3 hereof; and

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(iii) if such Note is a Definitive Note, the certificate number of such Note.

If the Notes to be repurchased are Global Notes, the Fundamental Change Repurchase Notice for such Notes must comply with the Applicable Procedures.

(c) Notice to Company. If any Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice with respect to a Note or any portion of a Note, the Paying Agent will promptly deliver to the Company a copy of such Fundamental Change Repurchase Notice.

(d) Effect of Improper Notice. Unless and until the Paying Agent receives a validly endorsed and delivered Fundamental Change Repurchase Notice with respect to a Note, together with such Note, in a form that conforms in all material aspects with the description contained in such Fundamental Change Repurchase Notice, the Holder submitting the Notes will not be entitled to receive the Fundamental Change Repurchase Price for such Note.

Section 3.04 Withdrawal of Fundamental Change Repurchase Notice.

(a) General. After a Holder delivers a Fundamental Change Repurchase Notice with respect to a Note, such Holder may withdraw such Fundamental Change Repurchase Notice with respect to such Note or any portion of such Note in principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof by delivering to the Paying Agent a written notice of withdrawal prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date. Any such withdrawal notice must state:

(i) the principal amount of the Notes with respect to which such notice of withdrawal pertains, which must equal $1,000 or an integral multiple of $1,000 in excess thereof;

(ii) the principal amount of the Notes, if any, that remains subject to the original Fundamental Change Repurchase Notice, which portion must have a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof; and

(iii) if the Notes subject to such Fundamental Change Repurchase Notice were Definitive Notes, the certificate numbers of the Notes to be withdrawn.

If the Notes to be withdrawn are Global Notes, a Holder must deliver its notice of withdrawal in compliance with the Applicable Procedures.

(b) Return of Note. Upon receipt of a validly delivered withdrawal notice, the Paying Agent will promptly (i) if such notice pertains to a Definitive Note or a portion of a Definitive Note, return such Note or portion of a Note to such Holder, in the amount specified in such withdrawal notice; and, (ii) if such notice pertains to a beneficial interest in a Global Note, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such beneficial interest, in the amount specified in such withdrawal notice.

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(c) Notice to Company. If any Holder validly delivers to the Paying Agent a notice of withdrawal with respect to a Note or any portion of a Note, the Paying Agent will promptly deliver to the Company a copy of such notice of withdrawal.

Section 3.05 Effect of Fundamental Change Repurchase Notice.

(a) General. If a Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice (together with all necessary endorsements) with respect to a Note, such Holder may no longer convert such Note unless and until such Holder validly withdraws such Fundamental Change Repurchase Notice in accordance with Section 3.04 hereof.

(b) Timing of Payment. Promptly following the Paying Agent’s receipt of (i) a valid Fundamental Change Repurchase Notice (together with all necessary endorsements) and (ii) the Notes to which such Fundamental Change Repurchase Notice pertains, the Holder of the Notes to which such Fundamental Change Repurchase Notice pertains will be entitled, except to the extent such Holder has validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 3.04 hereof, to receive the Fundamental Change Repurchase Price with respect to such Notes promptly following the later of (i) the Fundamental Change Repurchase Date and (ii)(A) if such Notes are Definitive Notes, the date of delivery of such Notes to the Paying Agent, or (B) if such Notes are Global Notes, the date of book-entry transfer of such Notes to the Paying Agent, or, if such later date is not a Business Day, the Business Day immediately following such later date.

(c) Effect of Deposit. If, as of 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date for any Fundamental Change, the Company, in accordance with Section 3.08 hereof, has deposited with the Paying Agent money sufficient to pay the Fundamental Change Repurchase Price for all Notes subject to a Fundamental Change Repurchase Notice validly delivered in accordance with Section 3.03 hereof and not validly withdrawn in accordance with Section 3.04 hereof, at the Close of Business on the Fundamental Change Repurchase Date:

(1)	the Notes to be repurchased will cease to be outstanding and interest will cease to accrue on such Notes (and no additional Dividend Pass-Through Payment will be made), whether or not book-entry transfer of such Notes is made or whether or not such Notes are delivered to the Paying Agent; and

(2)	all other rights of the Holders of such Notes with respect to such Notes (other than the right to receive payment of the Fundamental Change Repurchase Price upon delivery or transfer of such Notes with respect to the Notes) will terminate.

Section 3.06 Notes Repurchased in Part. If any Definitive Note is to be repurchased only in part, the Holder must surrender such Note at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder of such Note or such Holder’s attorney-in-fact, duly authorized in writing), whereupon the Company, in accordance with Section 2.05 hereof, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.05 hereof, will promptly authenticate and deliver, to the surrendering Holder, a new Note or Notes of any authorized denomination or denominations requested by such Holder in aggregate principal amount equal to the portion of the principal amount of the Note so surrendered which is not repurchased. If any Global Note is repurchased in part, the Company will instruct the Trustee to decrease the principal amount of such Global Note by the principal amount repurchased.

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Section 3.07 Covenant to Comply with Securities Laws upon Repurchase of Notes. In connection with any repurchase offer pursuant to a Fundamental Change Notice under this Article 3, the Company will, to the extent applicable, (i) comply with Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with any United States federal and state securities laws applicable to any offer by the Company to repurchase the Notes.

Section 3.08 Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company will deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, will segregate and hold in trust as provided in Section 2.07 hereof) an amount of immediately available funds sufficient to pay the Fundamental Change Repurchase Price of all the Notes or portions thereof that the Company is required to repurchase on such Fundamental Change Repurchase Date.

Section 3.09 Covenant Not to Repurchase Notes upon Certain Events of Default.

(a) General. Notwithstanding anything to the contrary in this Article 3, the Company will not purchase any Notes under this Article 3 if, as of the Fundamental Change Repurchase Date, the principal amount of the Notes has been accelerated, such acceleration has not been rescinded and such acceleration did not result from a Default that would be cured by the Company’s payment of the Fundamental Change Repurchase Price.

(b) Deemed Withdrawals. If, on any Fundamental Change Repurchase Date, (i) a Fundamental Change Repurchase Notice for a Note has been validly tendered in accordance with Section 3.03 hereof and has not been validly withdrawn in accordance with Section 3.04 hereof, and (ii) pursuant to Section 3.09(a), the Company is not permitted to purchase Notes, the Paying Agent, upon receipt of written notice from the Company stating that the Company, pursuant to Section 3.09(a), is not permitted to purchase Notes, will deem such Fundamental Change Repurchase Notice withdrawn.

(c) Return of Notes. If a Holder tenders a Note for purchase pursuant to this Article 3 and, on the Fundamental Change Repurchase Date, pursuant to Section 3.09(a), the Company is not permitted to purchase such Note, the Paying Agent will (i) if such Note is a Definitive Note, return such Note to such Holder, and (ii) if such Note is held in book-entry form, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such Note.

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Article 4
COVENANTS

Article 4 (Covenants) of the Base Indenture is hereby supplemented, with respect to the Notes, to add or replace the following covenants, as indicated:

Section 4.01 Payment of Notes. The following covenant replaces Section 4.1 of the Base Indenture with respect to the Notes:

The Company will pay or cause to be paid the principal of, the Fundamental Change Repurchase Price for, and any accrued and unpaid interest (including any applicable Dividend Pass-Through Payment) on, the Notes on the dates and in the manner required under this Supplemental Indenture. Any principal of, the Fundamental Change Repurchase Price for, or interest on, a Note will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds, as of 10:00 a.m. New York City time on the due date, money deposited by the Company in immediately available funds and designated for, and sufficient to pay, such principal, Fundamental Change Repurchase Price, or interest then due.

Section 4.02 Reports. The following covenant replaces Section 4.2 of the Base Indenture with respect to the Notes:

The Company will deliver to the Trustee copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe, but excluding any information, documents or reports, or portions thereof subject to confidential treatment and correspondence with the SEC) that the Company is required to file with the SEC under Sections 13 or 15(d) of the Exchange Act within 15 days after the Company is required to file such information, documents or other reports with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any document filed by the Company with the SEC via the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee at the time such document is filed via the EDGAR system (or any successor thereto); provided, however, that the Trustee will have no responsibility whatsoever to determine whether the Company has made any filing via the EDGAR system (or any successor thereto). The Company will also comply with the other provisions of TIA Section 314(a).

Delivery of such annual reports, and such other documents, information and other reports to the Trustee will be for informational purposes only, and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer’s Certificates).

Section 4.03 Par Value Limitation. The following covenant is added with respect to the Notes:

The Company will not take any action that, after giving effect to any adjustment pursuant to Section 9.05 or 9.07, would result in the Conversion Price becoming less than the par value of one share of Common Stock. In addition, the Company will not adjust the Conversion Rate pursuant to Section 9.06 such that the Conversion Price would be less than the par value of one share of Common Stock.

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Section 4.04 Limitation on Dividends. The Company will not declare, set a record date for or pay any cash dividends or distributions on the Common Stock other than the payment of the regular quarterly dividend payment previously declared on March 10, 2014, prior to the initial Interest Payment Date.

Article 5
CONSOLIDATION, MERGER AND SALE OF ASSETS

Article 5 (Successors) of the Base Indenture is hereby amended and restated in full, with respect to the Notes, to read as follows:

Section 5.01 Company May Consolidate, Merge or Sell Its Assets Only on Certain Terms. The Company will not, directly or indirectly, (1) consolidate with or merge with or into any other person, or (2) sell, convey, transfer or lease all or substantially all of its consolidated properties and assets to any other person (any such transaction, a “Reorganization Event”), unless:

(a) either:

(i) the Company is the surviving corporation; or

(ii) the resulting, surviving or transferee person (if other than the Company) of such Reorganization Event (the “Reorganization Successor Corporation”):

(A) is a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia; and

(B) expressly assumes, by executing and delivering to the Trustee a supplemental indenture, that is reasonably satisfactory in form to the Trustee, in accordance with Section 8.03 hereof, all of the obligations of the Company under the Notes and the Indenture; and

(b) immediately after giving effect to such Reorganization Event, no Default will have occurred and be continuing.

Notwithstanding the above, any of the Subsidiaries may consolidate with, merge into or transfer all or part of its properties to the Company.

Section 5.02 Successor Substituted. If any Reorganization Event occurs that complies with Section 5.01(a)(ii) and 5.01(b) hereof, and the Company has complied with Section 5.03 hereof:

(a) from and after the date of such Reorganization Event, the Reorganization Successor Corporation will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such Reorganization Successor Corporation had been named as the Company herein; and

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(b) except in the case of a Reorganization Event that is a lease of all or substantially all of the Company’s consolidated property and assets, the person named as the “Company” in the first paragraph of this Supplemental Indenture or any successor that will thereafter have become such in the manner prescribed in this Article 5 will be released from its obligations under the Indenture and may be dissolved, wound up and liquidated at any time.

Section 5.03 Opinion of Counsel to Be Given to Trustee. The Company shall deliver to the Trustee prior to the consummation of a proposed Reorganization Event, an Officer’s Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed Reorganization Event and any supplemental indenture comply with the Indenture.

Article 6
DEFAULTS AND REMEDIES

Article 6 (Defaults and Remedies) of the Base Indenture is hereby amended and restated in full, with respect to the Notes, to read as follows:

Section 6.01 Events of Default. Each of the following events will be an “Event of Default”:

(i) the Company fails to pay the principal of the Notes (including any Fundamental Change Repurchase Price) when due at maturity, upon a Fundamental Change, upon declaration of acceleration or otherwise;

(ii) the Company fails to pay any interest (including any applicable Dividend Pass-Through Payment) on the Notes when due and such failure continues for a period of 30 days;

(iii) the Company fails to give any Fundamental Change Notice or notice of a Make-Whole Fundamental Change, in each case, when due;

(iv) the Company fails to comply with its obligation to convert a Note in accordance with Article 9 hereof upon a Holder’s exercise of its conversion rights with respect to such Note and such failure continues for a period of 5 Business Days;

(v) the Company fails to comply with its obligations under Article 5 hereof;

(vi) the Company fails to perform or observe any of its covenants or warranties in the Indenture or in the Notes (other than a covenant or agreement specifically addressed in clauses (i) through (v) above) and such failure continues for a period of 60 days after (A) the Company receives notice of such failure from the Trustee or (B) the Company and the Trustee receive written notice of such failure from Holders of at least 25% of the aggregate principal amount of then outstanding Notes;

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(vii) the default by the Company or any of the Subsidiaries with respect to any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company and/or any of the Subsidiaries (or the payment of which is guaranteed by the Company or any of the Subsidiaries), whether such indebtedness or guarantee exists as of the Issue Date or is later created, if that default:

(A) results in the acceleration of such indebtedness (prior to its express maturity); or

(B) is caused by a failure to pay principal of, or interest or premium, if any, on, such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”);

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30,000,000 or more and such acceleration is not annulled within 30 days thereof or such Payment Default continues for 30 days;

(viii) failure by the Company or any of the Subsidiaries to pay final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $30,000,000 (net of any amounts as to which a reputable and solvent third party insurer has accepted full coverage), which judgments are not paid, discharged, bonded or stayed for a period of 60 days;

(ix) the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors;

(x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Company or any Significant Subsidiary, or for all or substantially all of the property of the Company or any Significant Subsidiary; or

(C) orders the liquidation of the Company or any Significant Subsidiary;

and, in each such case, the order or decree remains unstayed and in effect for 60 days.

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The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, within 30 days of becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 6.02 Acceleration.

(a) Automatic Acceleration in Certain Circumstances. If an Event of Default specified in Sections 6.01(ix) or 6.01(x) hereof occurs with respect to the Company (but not any of the Significant Subsidiaries), the principal amount of, and all accrued and unpaid interest (including any applicable Dividend Pass-Through Payment), if any, on, all of the then outstanding Notes will immediately become due and payable without any further action or notice by any party.

(b) Optional Acceleration. If any Event of Default (other than an Event of Default specified in Sections 6.01(ix) or 6.01(x) hereof with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount of, and all accrued and unpaid interest, if any, on all then outstanding Notes (calculated at the greater of the Total Interest (with the date of acceleration treated as an Interest Payment Date for purposes of calculating the Dividend Pass-Through Payment payable as a component thereof and such Dividend Pass-Through Payment shall be calculated based on the amount of cash dividends per share actually paid by the Company on the outstanding Common Stock during the period commencing on the most recent prior Record Date and ending on the date of acceleration and will be pro rated by multiplying the amount otherwise payable by a fraction, the numerator of which is the number of days during the period from and including the most recent prior Record Date to, but excluding, the date of acceleration and the denominator of which is the number of days in the three-month period ending on the Record Date for the next scheduled interest payment) and the Floor Interest Rate) to be immediately due and payable by delivering written notice to the Company, and upon such declaration, the principal amount of, and all accrued and unpaid interest (including any Dividend Pass-Through Payment), if any, on all then outstanding Notes will immediately become due and payable.

(c) Rescission of Acceleration. Notwithstanding anything to the contrary in the Indenture, the Holders of a majority of the aggregate principal amount of the then outstanding Notes may, on behalf of the Holders of all of the then outstanding Notes, rescind any acceleration of the Notes and its consequences hereunder by delivering written notice to the Company and the Trustee if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) any and all existing Events of Default, other than the nonpayment of the principal of, the Fundamental Change Repurchase Price for, or any interest on, the Notes that has become due solely as a result of acceleration, have been cured or waived. No such rescission will affect any subsequent Default.

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Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, accrued and unpaid interest (including any applicable Dividend Pass-Through Payment), if any, or payment of the Fundamental Change Repurchase Price for, the Notes or to enforce the performance of any provision of the Notes or the Indenture regarding any other matter.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.10 or at the Company’s election with respect to a Reporting Event of Default pursuant to Section 6.04, no remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04 Sole Remedy for Failure to Report.

(a) General. Notwithstanding anything to the contrary in the Notes or in the Indenture, the Company may elect that the sole remedy for any Event of Default specified in Section 6.01(vi) hereof relating to the Company’s failure to comply with the reporting obligations under Section 4.02 hereof (a “Reporting Event of Default”) will, for the period beginning on the date on which such Reporting Event of Default first occurred (taking into account the 60 day grace period set forth in Section 6.01(vi) hereof) and ending on the earlier of (A) the date on which such Reporting Event of Default is cured or validly waived in accordance with Section 6.05 hereof and (B) the 365th day immediately following the date on which such Reporting Event of Default first occurred, consist exclusively of the right to receive additional interest (the “Special Interest”) on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes for the first 90 days and at a rate equal to 0.50% per annum of the principal amount of the Notes from the 91st day until the 365th day. If the Company elects, the Special Interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 365th day immediately following, and including, the date on which such Reporting Event of Default first occurred, if the Special Interest has not previously ceased to accrue, the Special Interest will cease to accrue.

(b) Limitation on Remedy. If (i) a Reporting Event of Default occurs and the Company elects that the sole remedy with respect to such Reporting Event of Default will be the payment of Special Interest and (ii) on the 365th day immediately following, and including, the date on which such Reporting Event of Default first occurred, such Reporting Event of Default has not been cured or validly waived in accordance with Section 6.05 hereof, then the Notes will become subject to acceleration under Section 6.02(b) hereof on account of such Reporting Event of Default.

(c) Company Election Notice. To elect to pay the Special Interest as the sole remedy for a Reporting Event of Default, the Company must deliver written notice of such election to the Holders, the Paying Agent and the Trustee prior to the date that is 60 days after the notice of such Reporting Event of Default is given to the Company by the Trustee or Holders of at least 25% in principal amount of outstanding Notes. The Trustee and the Paying Agent shall not at any time be under any duty or responsibility to any Holder to determine the Special Interest, or with respect to the nature, extent, or calculation of the amount of Special Interest owed, or with respect to the method employed in such calculation of the Special Interest.

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If a Reporting Event of Default occurs and the Company fails to timely deliver such notice for such Reporting Event of Default, the Notes will be subject to acceleration under Section 6.02(b) hereof on account of such Reporting Event of Default.

(d) Other Events of Default. Notwithstanding anything to the contrary herein, if the Company elects to pay the Special Interest with respect to any Reporting Event of Default, the Company’s election will not affect the rights of any Holder with respect to any other Event of Default. For the avoidance of doubt, in no event will the Company be obligated to pay the Special Interest at a rate greater than 0.50% per annum on the principal amount of then outstanding Notes, regardless of the number of events or circumstances giving rise to requirements to pay such Special Interest.

Section 6.05 Waiver of Past Defaults. If an Event of Default described in Sections 6.01(i), 6.01(ii), 6.01(iv) or 6.01(vi) (which, in the case of Section 6.01(vi) only, relates to a covenant that cannot be amended without the consent of each affected Holder) or a Default that would lead to such an Event of Default occurs and is continuing, such Event of Default or Default may be waived only with the consent of each affected Holder. Every other Event of Default or Default may be waived, and any acceleration of the Notes and the consequences thereof following any such Event of Default may be rescinded, by the Holders of a majority of the aggregate principal amount of then outstanding Notes. Whenever any Event of Default is so waived, it will cease to exist, and whenever any Default is so waived, it will be deemed cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.06 Control by Majority. At any time, the Holders of a majority of the aggregate principal amount of then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or, subject to Section 7.1 of the Base Indenture, that the Trustee determines to be unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action hereunder, the Trustee will be entitled to indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.07 Limitation on Suits. Except (i) to enforce its rights to receive the principal of, the Fundamental Change Repurchase Price for, or interest, if any, on, a Note, or (ii) following the failure of the Company to comply with its obligations under Article 9 to convert any Note, no Holder may pursue a remedy with respect to the Indenture or the Notes unless:

(a) such Holder has previously delivered to the Trustee written notice that an Event of Default has occurred and is continuing;

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(b) the Holders of not less than 25% of the aggregate principal amount of then outstanding Notes have made to the Trustee a written request that the Trustee institute the proceedings with respect to such Event of Default in its own name as Trustee under the Indenture;

(c) such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request;

(d) the Trustee has failed to institute any such proceeding for 60 days after its receipt of such written notice, request and offer of indemnity; and

(e) no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by Holders of a majority in principal amount of the Notes.

A Holder may not use the Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of the Indenture by a Holder is unduly prejudicial to such other Holders.

Section 6.08 Rights of Holders to Receive Payment. Notwithstanding any other provision of the Indenture, the right of any Holder to receive payment of the principal of, the Fundamental Change Repurchase Price for, accrued and unpaid interest (including any applicable Dividend Pass-Through Payment), if any, on, and any consideration due under Article 9 upon conversion of, its Note, on or after the respective due date, or to bring suit for the enforcement of any such payment and/or delivery on or after the respective due date, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements of Section 6.07 hereof.

Section 6.09 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(i), 6.01(ii) or 6.01(iv) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, the Fundamental Change Repurchase Price for, and interest, if any, on, the Notes, and such further amount as is sufficient to cover the costs and expenses of collection provided for under Section 7.7 of the Base Indenture.

Section 6.10 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7 of the Base Indenture out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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Section 6.11 Priorities. Any money and property collected by the Trustee pursuant to this Article 6 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money and property to Holders, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.7 of the Base Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, the Fundamental Change Repurchase Price for, accrued and unpaid interest (including any applicable Dividend Pass-Through Payment), if any, on, and any cash in lieu of fractional shares due upon the conversion of, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

Section 6.12 Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Company, the Trustee, a suit by a Holder pursuant to Section 6.08 hereof or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Article 7
SATISFACTION AND DISCHARGE

Article 8 (Satisfaction and Discharge; Defeasance) of the Base Indenture is hereby amended and restated in full, with respect to the Notes, to read as follows:

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Section 7.01 Discharge of Liability on Notes. When (a)(i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.10 hereof) for cancellation or (ii) all outstanding Notes have become due and payable, whether at the Maturity Date, any Fundamental Change Repurchase Date, or upon conversion or otherwise, and the Company irrevocably deposits with the Trustee or delivers to the Holders, as applicable, cash or U.S. government obligations and/or shares of Common Stock and cash (in lieu of fractional shares of Common Stock) (solely to satisfy amounts due and owing as a result of conversions of the Notes), sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.10 hereof), (b) the Company pays all other sums payable by it under the Indenture with respect to the then outstanding Notes and (c) upon demand of the Company, the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all of the applicable conditions precedent to the discharge of the Indenture described in this section have been satisfied, then, subject to Section 7.7 of the Base Indenture, the Indenture will cease to be of further effect with respect to the Notes and the Holders and the Trustee will acknowledge the satisfaction and discharge of the Indenture with respect to the Notes.

Notwithstanding the satisfaction and discharge of the Indenture, (i) any obligation of the Company to any Holder under Article 9 hereof with respect to the conversion of any Note or to the Trustee under Section 7.7 of the Base Indenture with respect to compensation or indemnity, and (ii) any obligation of the Trustee with respect to money deposited with the Trustee under this Article 7 and Section 10.2 of the Base Indenture, will survive.

Section 7.02 Repayment to the Company. Subject to any applicable unclaimed property law, the Trustee and the Paying Agent, upon receiving a written request from the Company, will promptly turn over to the Company any cash or securities, including shares of Common Stock, held for payment on the Notes that remains unclaimed two years after the date on which such payment was due. After the Trustee and the Paying Agent return such cash and securities, including shares of the Common Stock, to the Company, the Trustee and the Paying Agent will have no further liability to any Holder with respect to such cash and securities, including shares of Common Stock, and any Holder entitled to the payment of such cash or securities, including shares of Common Stock, under the Notes or the Indenture must look to the Company for payment as a general creditor of the Company.

Article 8
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Article 9 (Amendments and Waivers) of the Base Indenture is hereby amended and restated in full, with respect to the Notes, to read as follows:

Section 8.01 Without Consent of Holders. The Company and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder:

(a) to add guarantees with respect to the Company’s obligations under the Indenture or the Notes;

(b) to secure the Notes;

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(c) to provide for the assumption of the Company’s obligations under the Indenture and under the Notes by a Reorganization Successor Corporation as described in Article 5 hereof;

(d) to provide for the conversion of the Notes into Reference Property and effect any other changes to the terms of the Notes required under the Indenture in connection therewith;

(e) to surrender any right or power conferred upon the Company under the Indenture;

(f) to add covenants or events of default for the benefit of the Holders;

(g) to cure any ambiguity or correct any inconsistency or defect in the Indenture or in the Notes;

(h) to modify or amend the Indenture to permit the qualification of the Indenture or any supplemental indenture under the TIA as then in effect;

(i) to evidence the acceptance of appointment by a successor Trustee with respect to the Indenture;

(j) to make any other change that does not adversely affect the rights of any Holder of the Notes;

(k) to comply with the rules of any applicable Depositary; and

(l) to conform the provisions of the Indenture and the form or terms of the Notes to the “Description of Notes” section of the Preliminary Prospectus Supplement, as supplemented by the Pricing Term Sheet, as evidenced in an Officer’s Certificate or supplemental indenture.

Section 8.02 With Consent of Holders. With the written consent of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, Notes), by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, may amend or supplement the Indenture or the Notes, or waive any past Default or Event of Default or compliance with any provision of the Indenture or the Notes; provided, however, that, without the consent of each affected Holder, no amendment or supplement to the Indenture or the Notes, or waiver of any provision of the Indenture or the Notes, may:

(a) reduce the principal amount of, or change the Maturity Date of, any Note;

(b) reduce the rate of, or extend the stated time for payment of, interest on any Note;

(c) reduce the Fundamental Change Repurchase Price of any Note or change the time at which, or the circumstances under which the Notes may or will be repurchased;

(d) impair the right of any Holder to institute suit for any payment of principal of or interest on (including any applicable Dividend Pass-Through Payment) any Note, including with respect to any consideration due upon conversion of a Note on or after the due date therefor;

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(e) make any Note payable in a currency other than that stated in the Note;

(f) impair the conversion rights of any Holder under Article 9 hereof or otherwise reduce the number of shares of Common Stock, amount of cash or any other property receivable by a Holder upon conversion;

(g) change the ranking of the Notes;

(h) make any change to any amendment, modification or waiver provision of the Indenture that requires the consent of each affected Holder; or

(i) reduce the percentage of the aggregate principal amount of then outstanding Notes whose Holders must consent to an amendment or modification of the Indenture or a waiver of a past Default.

It will not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment or modification, but it will be sufficient if such consent approves the substance of such proposed amendment or modification.

Section 8.03 Execution of Supplemental Indentures. Upon the request of the Company, the Trustee will sign any supplemental indenture authorized pursuant to this Article 8 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee under the Indenture. If the supplemental indenture adversely affects the Trustee’s rights, duties, liabilities or immunities under the Indenture, then the Trustee may, but need not, sign such supplemental indenture. In executing any such supplemental indenture, the Trustee will be provided with, and, subject to the provisions of Section 7.1 of the Base Indenture, will be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized and permitted under the Indenture and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to customary exceptions).

Section 8.04 Notices of Supplemental Indentures. After an amendment or supplement to this Supplemental Indenture or the Notes pursuant to Sections 8.01 or 8.02 hereof becomes effective, the Company will promptly deliver written notice to the Trustee, which notice will briefly describe such amendment or supplement to the Indenture and state the effective date of such amendment or supplement. The Company, or the Trustee, at the direction of the Company, will then promptly deliver a copy of such notice to each Holder. The failure to deliver such notice to each Holder, or any defect in such notice, will not impair or affect the validity of such amendment or supplement to the Indenture.

Section 8.05 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 8:

(a) the Indenture will be modified in accordance therewith;

(b) such supplemental indenture will form a part of the Indenture for all purposes; and

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(c) every Holder of Notes theretofore, or thereafter, authenticated and delivered hereunder will be bound thereby.

Section 8.06 Revocation and Effect of Consents, Waivers and Actions.

(a) Revocation. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder, and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder, or subsequent Holder, may revoke the consent as to its Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

(b) Regular Record Dates. The Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required, or permitted, to be taken pursuant to the Indenture. If a record date is fixed, then those persons who were Holders at such record date (or their duly designated proxies), and only those persons, will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such persons continue to be Holders after such record date. No such consent will be valid or effective for more than 120 days after such record date.

(c) Binding Effect. After an amendment, supplement or waiver becomes effective, it will bind every applicable Holder. Any amendment or supplement will become effective in accordance with the terms of the supplemental indenture relating thereto, which will become effective upon the execution thereof by the Trustee.

Section 8.07 Notation on, or Exchange of, Notes. If any amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver such Note to the Trustee. The Trustee may place an appropriate notation on such Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company, in exchange for the Note, will issue and the Trustee will authenticate a new Note that reflects the changed terms.

Article 9
CONVERSIONS

Section 9.01 Right to Convert.

(a) In General. Subject to, and upon compliance with, the provisions of this Article 9, until the Close of Business on the Business Day immediately preceding the Maturity Date, a Holder may, at its option, convert all of its Notes, or any portion of its Notes having a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof, into a number of shares of Common Stock and an amount of cash in lieu of fractional shares of Common Stock, all as determined in accordance with Section 9.03 hereof. Notes may not be converted after the Close of Business on the Business Day immediately preceding the Maturity Date.

(b) Closed Periods. Notwithstanding anything to the contrary in the Indenture, if a Holder tenders a Fundamental Change Repurchase Notice with respect to its Notes in accordance with Article 3 hereof, such Notes may not be converted except to the extent (A) such Notes are not subject to such Fundamental Change Repurchase Notice; (B) such Fundamental Change Repurchase Notice is withdrawn in accordance with Article 3 hereof; or (C) the Company fails to pay the Fundamental Change Repurchase Price for such Notes in accordance with Section 3.08 hereof.

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Section 9.02 Conversion Procedures.

(a) General. To exercise its conversion right with respect to a beneficial interest in a Global Note, the owner of such beneficial interest must (i) comply with the Applicable Procedures for converting such beneficial interest; (ii) pay any funds equal to interest payable on the next Interest Payment Date that such Holder is required to pay under clause (d) of this Section 9.02; and (iii) pay any transfer or similar taxes or duties that such Holder is required to pay under the proviso to clause (e) of this Section 9.02.

To exercise its conversion right with respect to a Definitive Note, the Holder of such Note must (i) complete and manually sign the conversion notice in the form of Attachment 1 to the Note, or a facsimile of such conversion notice (such notice, or such facsimile, the “Conversion Notice”); (ii) deliver such signed and completed Conversion Notice, which is irrevocable, and such Note to the Conversion Agent at its office; (iii) furnish any endorsements and transfer documents that the Company, Conversion Agent, Trustee or Transfer Agent may require; (iv) pay any funds equal to interest payable on the next Interest Payment Date that such Holder is required to pay under clause (d) of this Section 9.02; and (v) pay any transfer or similar taxes or duties that such Holder is required to pay under the proviso to clause (e) of this Section 9.02.

The first Business Day on which a Holder satisfies the foregoing requirements with respect to a Note and on which conversion of such Note is not otherwise prohibited under the Indenture will be the “Conversion Date” for such Note.

The conversion of any Note will be deemed to occur at the Close of Business on the Conversion Date for such Note, and any converted Note or portion thereof will cease to be outstanding upon conversion.

(b) Holder of Record. If a Holder surrenders the entire principal amount of a Note for conversion, such person will no longer be the Holder of such Note as of the Close of Business on the Conversion Date for such Note.

Upon the conversion of a Note, the person in whose name such shares of Common Stock will be registered will become the holder of record of such shares of Common Stock at the Close of Business on the Conversion Date for such Note.

(c) Conversions in Part. If a Holder surrenders only a portion of the principal amount of a Definitive Note for conversion, promptly after the Conversion Date for such portion, the Company will, in accordance with Section 2.05 hereof, execute and deliver to the Trustee, and the Trustee will, upon receipt of a Company Order, in accordance with Section 2.05 hereof, authenticate and deliver to such Holder a new Definitive Note in an authorized denomination, having a principal amount equal to the aggregate principal amount of the unconverted portion of the Definitive Note surrendered for conversion and bearing registration numbers not contemporaneously outstanding.

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Upon the conversion of any beneficial interest in a Global Note, the Conversion Agent will promptly request that the Trustee make a notation on the “Schedule of Increases and Decreases of Global Note” of such Global Note to reduce the principal amount represented by such Global Note by the principal amount of the converted beneficial interest. If all of the beneficial interests in a Global Note are so converted, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures.

(d) Reimbursement of Interest upon Conversion. If a Holder converts a Note after the Close of Business on a Regular Record Date, but prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, such Holder must accompany such Note with an amount of cash equal to the amount of interest, if any, that will be payable on such Note on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment (A) for conversions following the Regular Record Date immediately preceding the Maturity Date; (B) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date and the Holder converts its Note after the Close of Business on such Regular Record Date and on or prior to the Open of Business on such Interest Payment Date; or (C) to the extent of any overdue interest (including any applicable Dividend Pass-Through Payment), if any such overdue interest exists at the time of conversion with respect to such Note.

(e) Taxes and Duties. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon the conversion; provided, however, that if any tax is due because the converting Holder requested that shares of Common Stock be issued in a name other than its own, such Holder will pay any such documentary, stamp or similar issue or transfer tax and the Conversion Agent, until having received a sum sufficient to pay such tax, may refuse to deliver any certificates representing the shares of Common Stock being issued in a name other than that of such Holder.

(f) Notices. Whenever a Conversion Date occurs with respect to a Note, the Conversion Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Notes converted on such Conversion Date and the names of the Holders that converted Notes on such Conversion Date.

Section 9.03 Conversion Obligation.

(a) Conversion Obligation. Except as set forth in Sections 9.07 and 9.08 hereof, if a Holder surrenders all or a portion of a Note for conversion, the Company will deliver to such Holder, on the third Business Day immediately following the Conversion Date for such Note, (i) a number of shares of Common Stock equal to the product of (A)(x) the aggregate principal amount of such Note to be converted divided by (y) $1,000 and (B) the Conversion Rate in effect on such Conversion Date, rounded down to the nearest whole number, and (ii) an amount of cash equal to the product of (A) the fraction of a share of Common Stock eliminated by such rounding and (B) the Last Reported Sale Price of the Common Stock on such Conversion Date (or if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

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(b) Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one Note on a single Conversion Date, the number of shares of Common Stock that the Company will deliver to the converting Holder, and the amount of cash that the Company will pay to such Holder in lieu of fractional shares of Common Stock, will be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(c) Settlement of Accrued Interest and Deemed Payment of Principal. If a Holder converts a Note, the Company will not make any separate cash payment or adjust the Conversion Rate to account for any accrued and unpaid interest (including any applicable Dividend Pass-Through Payment) on the Note, and the Company’s delivery of the number of shares of Common Stock and the amount of cash that the Company will pay to such Holder in lieu of fractional shares of Common Stock, if any, into which a Note is convertible will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of such Note and accrued and unpaid interest (including any applicable Dividend Pass-Through Payment), if any, on, such Note to, but excluding, the Conversion Date; provided, however, that if a Holder converts a Note after the Close of Business on a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company will still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Note as of the Close of Business on such Regular Record Date.

As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest (and any applicable Dividend Pass-Through Payment) with respect to a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Section 9.04 Common Stock Issued upon Conversion.

(a) Prior to issuing of any shares of Common Stock under this Article 9, and from time to time thereafter as may be necessary, the Company will reserve out of its authorized but unissued shares of Common Stock a number of shares of Common Stock sufficient to permit the conversion of the Notes.

(b) Any shares of Common Stock delivered upon the conversion of the Notes will be newly issued shares or treasury shares, duly and validly issued, fully paid, nonassessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder or other person to whom such shares of Common Stock will be delivered). In addition, the Company will endeavor to comply promptly with all federal and state securities laws regulating the offer and delivery of any shares of Common Stock issuable upon conversion of the Notes. The Company will also use commercially reasonable efforts to cause any shares of Common Stock issuable upon conversion of a Note to be listed on whatever stock exchange(s) the Common Stock is listed on the date the converting Holder becomes a record holder of such Common Stock.

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Section 9.05 Adjustment of Conversion Rate. The Company will adjust the Conversion Rate from time to time as described in this Section 9.05.

(a) Stock Dividends and Share Splits. If the Company issues shares of Common Stock as a dividend or distribution on shares of the outstanding Common Stock, or if the Company effects a share split of the Common Stock or a share combination of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

Where:

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such Effective Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such Effective Date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

If any dividend or distribution of the type described in this Section 9.05(a) is declared, but not so paid or made, the Conversion Rate will be immediately readjusted, effective as of the date that the Board of Directors determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

Any adjustment made under this clause (a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the Effective Date for such share split or share combination, as applicable.

(b) Rights, Options and Warrants. If the Company issues to all or substantially all holders of its outstanding Common Stock any rights, options or warrants entitling such holders for a period of not more than 45 calendar days after the date of such issuance to subscribe for, or purchase, shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula:

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Where:

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the quotient of (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 9.05(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, including because the issued rights, options or warrants were not exercised, the Conversion Rate will be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate will be immediately decreased to the Conversion Rate that would then be in effect if the Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 9.05(b), in determining whether any rights, options or warrants entitle holders of the Common Stock to subscribe for, or purchase, shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for an issuance, and in determining the aggregate offering price of such shares of Common Stock, there will be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

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(c) Spin-Offs and Other Distributed Property.

(i) If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

(A) dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to Section 9.05(a) hereof or Section 9.05(b) hereof, as applicable;

(B) dividends or distributions paid exclusively in cash;

(C) distributions of Reference Property in a transaction described in Section 9.08(a); and

(D) Spin-Offs for which the provisions set forth in Section 9.05(c)(ii) hereof will apply,

then the Conversion Rate will be increased based on the following formula:

Where:

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Company’s Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property of the Company, or rights, options or warrants to acquire the Company’s Capital Stock or other securities distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

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Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder will receive, for each $1,000 principal amount of Notes held on the Record Date for the distribution, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property of the Company, or rights, options or warrants to acquire Capital Stock or other securities that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for such distribution.

Any foregoing increase made under the portion of this clause (c) above will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate will be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.

(ii) With respect to an adjustment pursuant to this Section 9.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

Where:

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the Valuation Period for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Valuation Period for such Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after, and including, the Effective Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

If, however, the Conversion Date for a Note occurs after the Record Date for a Spin-Off, but on or prior to the first Trading Day of the Valuation Period for such Spin-off, the Conversion Date will be postponed until the Business Day immediately following such Trading Day (and the definition of “FMV0” will be modified pursuant to the immediately following proviso); and provided, further, that if the Conversion Date for a Note occurs after the first Trading Day of the Valuation Period for a Spin-Off, but during the Valuation Period, the reference in the above definition of “FMV0” to “10” will be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Effective Date of such Spin-Off to, but excluding, such Conversion Date.

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(d) Tender Offers or Exchange Offers. If the Company or any of the Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (such last date, the “Expiration Date”), the Conversion Rate will be increased based on the following formula:

Where:

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender offer or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the expiration time on the Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the expiration time on the Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the Expiration Date.

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Any increase made under this clause (d) will become effective immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date. If, however, the Conversion Date for a Note occurs on or after the Expiration Date and on or prior to the Trading Day next succeeding the Expiration Date, the Conversion Date for such Note will be postponed until the first Business Day immediately following such Trading Day (and the reference in the above definition of “SP1” to “10” and the references in the above definitions of “CR0” and “CR1” to “10th” will be modified pursuant to the immediately following proviso); provided, further, that if the Conversion Date for a Note occurs after the first Trading Day during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date, but on or prior to the last Trading Day of such period, the reference in the above definition of “SP1” to “10” and the references in the above definitions of “CR0” and “CR1” to “10th” shall be deemed replaced with references to such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding such Conversion Date.

(e) Notwithstanding the foregoing, in any case in which the foregoing subsections (a) through (d) of this Section 9.05 require that an adjustment be made to the Conversion Rate, in lieu of the adjustment, the Company may, at its option, distribute to Holders of Notes, concurrently with the distribution to the Holders of the Common Stock (and without having to convert), such shares of the Common Stock, rights, options, warrants, any shares of the Capital Stock (other than Common Stock), evidences of indebtedness or other non-cash assets (or the fair market value, as reasonably determined by the Board of Directors, of the foregoing in cash) that such Holders of Notes would have been entitled to receive had such Notes been converted immediately prior to the Record Date relating to the event that would have caused such adjustment.

(f) Successive Adjustments. After an adjustment to the Conversion Rate under this Article 9, any subsequent event requiring an adjustment under this Article 9 will cause an adjustment to the Conversion Rate as so adjusted, without duplication.

(g) Shareholder Rights Plans. To the extent that the Company has a rights plan in effect when a Holder converts a Note, the Company will deliver to such Holder, in addition to each share of Common Stock otherwise issuable to such Holder upon conversion of such Note, any rights that, under the rights plan, would be applicable to a share of Common Stock, unless prior to the Conversion Date for such Note, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 9.05(c)(i) as if, at the time of such separation, the Company had distributed to all Holders of the Common Stock shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities as described in Section 9.05(c)(i), subject to readjustment in the event of the expiration or termination of such rights.

(h) Other Adjustments. Whenever any provision of this Supplemental Indenture requires the calculation of the Last Reported Sale Price or a function thereof over a span of multiple days, the Company will make appropriate adjustments to the Last Reported Sale Price or such function thereof to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend date, Effective Date or expiration date of the event occurs at any time during the period when the Last Reported Sale Prices or functions thereof are to be calculated. In addition, if the Ex-Dividend Date or the expiration date for any event requiring an adjustment to the Conversion Rate occurs before the date on which the Last Reported Sale Price or function thereof is to be calculated, but the event does not give rise to an adjustment to the Conversion Rate until after such date, the Company will make an appropriate adjustment to the relevant calculation to account for such event.

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(i) Restrictions on Adjustments. Except as provided in this Section 9.05, the Company will not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. Without limiting the foregoing, the Conversion Rate will not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of the Subsidiaries

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause and outstanding as of the Issue Date;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid interest (including any applicable Dividend Pass-Through Payment).

(j) Deferral of Adjustments. Adjustments to the applicable Conversion Rate will be calculated to the nearest 1/10,000th of a share, with five one-hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655).

(k) Calculation of Adjustments. No adjustment to the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate; provided, however, that if an adjustment is not made because the adjustment does not change the Conversion Rate by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, (i) upon any conversion of the Notes and (ii) annually, on the anniversary of the original Issue Date, the Company will give effect to all adjustments that it has otherwise deferred pursuant to the immediately preceding sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.

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(l) Certain Definitions.

(A) For purposes of this Section 9.05, the term “Effective Date” will mean the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

(B) For purposes of this Section 9.05, the term “Ex-Dividend Date” will mean the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

(C) For purposes of this Section 9.05, the term “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

Section 9.06 Voluntary Adjustments.

(a) Best Interest Increases. Subject to the limitations of Section 9.06(d) hereof, the Company may, from time to time, to the extent permitted by law, increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is in the best interest of the Company, (ii) such increase is in effect for a period of at least 20 Business Days, and (iii) during such period, such increase is irrevocable.

(b) Tax-Related Increases. Subject to the limitations of Section 9.06(d) hereof and to the extent permitted by law, the Company may (but is not required to) increase the Conversion Rate to avoid, or diminish, any income tax imposed on holders of the Common Stock or rights to purchase shares of the Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) or similar event treated as such for U.S. federal income tax purposes.

(c) Notices. Whenever the Board of Directors determines that the Company will increase the Conversion Rate pursuant to this Section 9.06, the Company will deliver to the Trustee and each Holder written notice of such increase at least 15 Business Days before such increase will take effect.

(d) Voluntary Actions. The Company will not take any voluntary action that would result in an adjustment to the Conversion Rate pursuant to Sections 9.05, 9.06 and 9.07 without complying, if applicable, with the stockholder approval rules of The New York Stock Exchange or any similar rule of any stock exchange on which the Common Stock is listed at the relevant time. In accordance with such listing standards, this restriction will apply at any time when the Notes are outstanding, regardless of whether the Company then has a class of securities listed on The New York Stock Exchange.

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Section 9.07 Adjustments upon Certain Fundamental Changes.

(a) General. If a Fundamental Change (determined after giving effect to the paragraph immediately following clause (iv) of the definition thereof, but without regard to the exclusion in clause (ii) of the definition thereof) occurs (a “Make-Whole Fundamental Change”), and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company will, in the circumstances described in this Section 9.07, increase the Conversion Rate for such Notes by the number of additional shares of Common Stock (the “Additional Shares”) described in this Section 9.07. For purposes of this Section 9.07, a conversion of Notes will be deemed to be “in connection with” a Make-Whole Fundamental Change if the Conversion Notice for such Notes is received by the Conversion Agent during the period beginning on, and including, the Make-Whole Fundamental Change Effective Date and ending on, and including, (A) if such Make-Whole Fundamental Change is also a Fundamental Change, the later of (x) the Close of Business on the Business Day immediately prior to the related Fundamental Change Repurchase Date and (y) the Close of Business on the 35th Business Day immediately following the date the Company delivers notice to each Holder of such Make-Whole Fundamental Change pursuant to this Section 9.07, and (B) if such Make-Whole Fundamental Change is not a Fundamental Change, the Close of Business on the 35th Business Day immediately following the date the Company delivers notice to each Holder of such Make-Whole Fundamental Change pursuant to this Section 9.07.

The Company will notify Holders of the anticipated effective date of any Make-Whole Fundamental Change and issue a press release announcing such anticipated effective date no later than 10 Business Days immediately prior to such anticipated effective date; provided, however, that if the Company does not have knowledge of such Make-Whole Fundamental Change or its anticipated effective date at such time, the Company will issue such press release as promptly as practicable following the date on which the Company becomes aware of such Make-Whole Fundamental Change and its anticipated effective date, but in no event later than 5 Business Days immediately following the actual effective date of such Make-Whole Fundamental Change.

(b) Determination of Additional Shares. The number of Additional Shares by which the Conversion Rate will be increased if a Holder converts a Note in connection with a Make-Whole Fundamental Change will be determined by reference to the table below, and will be based on the Make-Whole Fundamental Change Effective Date and the Stock Price paid (or deemed paid) per share of our Common Stock in the Make-Whole Fundamental Change. For any Make-Whole Fundamental Change, the “Make-Whole Fundamental Change Effective Date” will mean the effective date of such Make-Whole Fundamental Change.

(c) Adjustment of Stock Prices and Additional Shares. The Stock Prices set forth in the first row (i.e., the column headers) of the table below will be adjusted on each date on which the Conversion Rate must be adjusted pursuant to Section 9.05. The adjusted Stock Prices will equal the Stock Prices in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment, and (ii) the denominator of which is the Conversion Rate in effect immediately after the adjustment. The numbers of Additional Shares set forth in the table below will be adjusted in the same manner, at the same time and for the same events for which the Conversion Rate is adjusted pursuant to Section 9.05 hereof.

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(d) Additional Shares Table. The following table sets forth the number of Additional Shares by which the Conversion Rate will be increased per $1,000 principal amount of Notes for a Holder that converts a Note in connection with a Make-Whole Fundamental Change having such Make-Whole Fundamental Change Effective Date and Stock Price.

	Stock Price
Effective Date	$21.73	$22.25	$23.00	$24.50	$27.16	$30.00	$35.00	$41.00	$48.00	$56.00
March 24, 2014	9.2038	9.0360	7.9378	6.1383	3.9897	2.7065	1.6773	1.1645	0.8208	0.5458
April 15, 2015	9.2038	8.9867	7.8702	6.0998	3.8910	2.5113	1.4711	1.0099	0.7176	0.4846
April 15, 2016	9.2038	8.9451	7.7234	6.0433	3.6878	2.2426	1.2324	0.8401	0.6021	0.4117
April 15, 2017	9.2038	8.8829	7.6034	6.0097	3.3485	1.8703	0.9498	0.6498	0.4705	0.3250
April 15, 2018	9.2038	8.8267	7.4716	5.5769	2.7846	1.3492	0.6287	0.4438	0.3248	0.2261
April 15, 2019	9.2038	8.7620	7.3155	4.8216	1.8890	0.6586	0.3021	0.2269	0.1755	0.1169
April 15, 2020	9.2038	8.1283	6.6627	4.0008	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(e) Use of Additional Shares Table. If the Stock Price and/or Make-Whole Fundamental Change Effective Date for a Make-Whole Fundamental Change are not set forth in the table above, then:

(1)	if the Stock Price is between two Stock Prices in the table or the Make-Whole Fundamental Change Effective Date is between two Make-Whole Fundamental Change Effective Dates in the table, the number of Additional Shares by which the Conversion Rate will be increased for a Holder that converts a Note in connection with such Make-Whole Fundamental Change will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices listed in the table and the earlier and later Make-Whole Fundamental Change Effective Dates listed in the table, as applicable, based on a 365-day year;

(2)	if the Stock Price is greater than $56.00, subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table, no Additional Shares will be added to the Conversion Rate; and

(3)	if the Stock Price is less than $21.73, subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table, no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased as a result of this Section 9.07 to exceed 46.0193 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in the same manner, at the same time and for the same events for which the Conversion Rate must be adjusted as set forth in Section 9.05 hereof.

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(f) Settlement or Conversion. Except as provided in Section 9.08 hereof, if a Holder converts a Note in connection with a Make-Whole Fundamental Change, the Company will settle such conversion by delivering, on the third Business Day immediately following the Conversion Date for such Note, a number of shares of Common Stock and an amount of cash in lieu of fractional shares of Common Stock in accordance with Section 9.03 hereof; provided, however, that notwithstanding anything to the contrary in Section 9.03 hereof, if a Holder converts a Note in connection with a Make-Whole Fundamental Change described in clause (ii) of the definition of Fundamental Change in which the holders of the Common Stock receive only cash in consideration for their shares of Common Stock, the Company will settle such conversion by delivering to such Holder, on the third Business Day immediately following the Conversion Date for such Note, an amount of cash, for each $1,000 principal amount of such Note converted, equal to the product of (i) the Conversion Rate on the Conversion Date applicable to such Note (including any Additional Shares added to such Conversion Rate pursuant to this Section 9.07) and (ii) the Stock Price for such Make-Whole Fundamental Change.

Section 9.08 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a) General. If any of the following events occur:

(1)	any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or change only in par value or from par value to no par value or no par value to par value);

(2)	any consolidation, merger or combination involving the Company;

(3)	any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Subsidiaries substantially as an entirety; or

(4)	any statutory share exchange;

in each case, as a result of which the Common Stock would be converted into, or exchanged for, Capital Stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes into shares of Common Stock and cash in lieu of fractional shares of Common Stock will be changed into the right to convert each $1,000 principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive in exchange for its shares of Common Stock upon such Merger Event (the “Reference Property”, together with an amount of cash in lieu of any fractional units of Reference Property based on the value of a Unit of Reference Property). Prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture pursuant to Section 8.03 hereof providing for such change in the right to convert each $1,000 principal amount of Notes.

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If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall notify Holders of such weighted average as soon as practicable after such determination is made.

As promptly as practicable after executing a supplemental indenture in accordance with Section 9.08(a) hereof, the Company will (i) file with the Trustee an Officer’s Certificate briefly describing the reasons therefor, the composition of a Unit of Reference Property for such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent under the Indenture to such Merger Event have been complied with; and (ii) cause to be sent to each Holder, at the address of such Holder as it appears in the register of the Notes maintained by the Registrar, a notice of the execution of such supplemental indenture and the composition of a Unit of Reference Property for such Merger Event; provided that the failure to deliver such notice to any Holder will not affect the validity or legality of such supplemental indenture.

(b) Successive Merger Events. If more than one Merger Event occurs, this Section 9.08 will apply successively to each Merger Event.

(c) Compliance Covenant. The Company will not become a party to any Merger Event unless its terms are consistent with this Section 9.08.

Section 9.09 Notice to Holders Prior to Certain Actions.

(a) In case of any Merger Event then the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be sent to each Holder at its address appearing on the Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of the Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Issuer or one of the Subsidiaries, (ii) the date on which such Merger Event is expected to become effective or occur, (iii) the Conversion Rate in effect as of the date the Company delivers such notice, (iv) the composition of a Unit of Reference Property for such Merger Event and (v) if applicable, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of the Subsidiaries.

(b) Whenever the Company adjusts the Conversion Rate pursuant to Section 9.05 (other than the issuance of dividends in the form of Common Stock), the Company will promptly deliver to each Holder a written notice, which notice will include (i) a brief description of the event requiring adjustment to the Conversion Rate pursuant to Section 9.05, (ii) the effective date of such adjustment, (iii) the Conversion Rate in effect after such adjustment is made and (iv) and the manner of computing such adjustment. On the same day the Company delivers such notice to each Holder, the Company will deliver to the Trustee, the Paying Agent and the Conversion Agent an Officer’s Certificate that includes all of the information contained in such notice, which Officer’s Certificate each of the Trustee, the Paying Agent and the Conversion Agent may treat as conclusive evidence that the adjustment specified in such Officer’s Certificate is correct and will be in effect as of the effective date specified in such Officer’s Certificate. The failure to deliver such notice will not affect the legality or validity of any such adjustment.

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Section 9.10 No Responsibility of Trustee. The Trustee and the Conversion Agent will not have any duty or responsibility to any Holder to determine whether any facts exist that require an adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. Neither the Trustee nor the Conversion Agent will be responsible for any failure of the Company to deliver the number of shares of Common Stock and any amount of cash in lieu of fractional shares of Common Stock due upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 9. Without limiting the generality of the foregoing, neither the Trustee nor the Conversion Agent will be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 9.08 hereof, including with respect to the calculation of the amount of cash and the number of Units of Reference Property, if any, receivable by Holders upon the conversion of their Notes after any Merger Event, and each, subject to the provisions of Article 6, may accept as conclusive evidence of the correctness of any such provisions, and will be protected in relying upon, the Officer’s Certificate (which the Company will be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Article 10
MISCELLANEOUS

Article 10 (Miscellaneous) of the Base Indenture is hereby supplemented, with respect to the Notes, to add the following:

Section 10.01 No Personal Liability of Shareholders, Employees, Officers or Directors. None of the Company’s, or of any successor entity’s, direct or indirect shareholders, employees, officers or directors, as such, past, present or future, shall have any personal liability in respect of the Company’s obligations under the Indenture of the Notes solely by reason of his, her or its status as such shareholder, employee, officer or director.

Section 10.02 Calculations. Except as otherwise provided in this Supplemental Indenture, the Company or our agents will be responsible for making all calculations called for under the Notes and this Supplemental Indenture. These calculations include, but are not limited to, determinations of the Last Reported Sale Price of the Common Stock or any other security, accrued interest (including any applicable Dividend Pass-Through Payment) payable on the Notes and the Conversion Rate in effect on any Conversion Date. Neither the Trustee nor the Conversion Agent will be responsible for making any such calculations.

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The Company or its agents will make these calculations in good faith and, absent manifest error, its calculations will be final and binding on all Holders. The Company or its agents will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. If any Holder requests from the Trustee a copy of such schedule, the Trustee will promptly forward a copy of such schedule to such Holder.

Section 10.03 Legal Holidays. If the Maturity Date or any Interest Payment Date, Fundamental Change Repurchase Date, or Conversion Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no interest will accrue (and no additional Dividend Pass-Through Payment will be made) for the period from and after such date.

[Signature Page Follows.]

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IN WITNESS WHEREOF, Vector Group Ltd. has caused this Supplemental Indenture to be duly executed as a deed the day and year first before written.

VECTOR GROUP LTD., as Issuer

By:	/s/ Howard M. Lorber
Name:	Howard M. Lorber
Title:	President and Chief Executive Officer

Signature Page to Supplemental Indenture

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Supplemental Indenture as of the day and year first before written.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee, Paying Agent,
Registrar and Conversion Agent

By:	/s/ Stefan Victory
Name:	Stefan Victory
Title:	Vice President

Signature Page to Supplemental Indenture

EXHIBIT A

FORM OF NOTE

[FORM OF FACE OF NOTE]

[Include the following legend for Global Notes only (the “Global Notes Legend”):]

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.: [          ]

CUSIP: [          ]

ISIN: [          ]

Principal Amount $[__________]
[as revised by the Schedule of Increases
and Decreases of Global Note attached hereto]1

Vector Group Ltd.
Variable Interest Convertible Senior Notes due 2020

Vector Group Ltd., a Delaware corporation, promises to pay to [          ],2 or registered assigns, the principal amount of $[          ][(as adjusted from time to time on the attached Schedule of Increases and Decreases of Global Note)]3 on April 15, 2020.

Interest Payment Dates: January 15, April 15, July 15 and October 15 of each year, beginning [          ].

Regular Record Dates: January 1, April 1, July 1 and October 1 of each year.

Additional provisions of this Note are set forth on the other side of this Note.

VECTOR GROUP LTD.

By:
Name:
Title:
Dated:

[1]	Include for Global Notes only.
[2]	Insert Cede & Co. for Global Notes.
[3]	Include for Global Notes only.

Signature Page to the Note

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

By:
Authorized Signatory:
Dated:

Signature Page to the Note

[FORM OF REVERSE OF NOTE]

VECTOR GROUP LTD.

Variable Interest Convertible Senior Notes due 2020

This Note is one of a duly authorized issue of notes of Vector Group Ltd. (the “Company”), designated as its Variable Interest Convertible Senior Notes due 2020 (the “Notes”), all issued or to be issued under and pursuant to an indenture dated as of November 20, 2012 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of the Issue Date (the “Supplemental Indenture” and the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”), between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. Capitalized terms used herein and not defined herein have the meanings ascribed to them in the Indenture, and the terms of the Notes include those stated in the Indenture and those incorporated into the Indenture.

1. Interest.

This Note will bear cash interest at a rate of 1.75% per annum (the “Fixed Interest”), with an additional cash payment payable on the Notes on each Interest Payment Date equal to the product of (A) the amount of cash dividends per share actually paid by the Company on the outstanding Common Stock during the prior three-month period ending on the Record Date for such interest payment and (B) the applicable conversion rate on such Record Date (the “Dividend Pass-Through Payment,” together with the Fixed Interest, the “Total Interest”). Notwithstanding the foregoing, however, (A) the amount payable on each Interest Payment Date, other than the initial Interest Payment Date, will be the higher of (i) the Total Interest and (ii) 5.50% per annum (the “Floor Interest Rate”) and (B) the initial Interest Payment Date will be based solely on the Floor Interest Rate. The Fixed Interest or the Floor Interest Rate, as applicable, on this Note will accrue from the Issue Date or from the most recent date to which interest has been paid or provided for. Each payment of the Fixed Interest or the Floor Interest Rate, as applicable, on this Note will include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date (or, if none, the Issue Date) through the day before the applicable Interest Payment Date.

In addition, if the Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended, on each Interest Payment Date on or after April 15, 2019, the Company will pay additional interest on a Note in an amount equal to the amount required to be paid to prevent such Note from being treated as an applicable high yield discount obligation.

Payments of the Fundamental Change Repurchase Price, principal and interest (including any Dividend Pass-Through Payment, if applicable) that are not made when due will accrue interest at an annual rate equal to the then-applicable interest rate plus one percent from the applicable payment date.

1

Pursuant to Section 6.04 of the Indenture, in certain circumstances, the Company will pay Special Interest on this Note.

2. Method of Payment.

The Company will promptly make all payments on this Note on the dates and in the manner provided herein and in the Indenture. Payments on Notes represented by a Global Note (including principal and interest (including any Dividend Pass-Through Payment, if applicable)) will be made by wire transfer of immediately available funds to the accounts specified by Depositary. The Company will pay principal of, and any Fundamental Change Repurchase Price for, Definitive Notes at the office or agency designated by the Company for such purpose. Interest (including any Dividend Pass-Through Payment) on Definitive Notes will be made by check or by wire transfer, as described in Section 2.04, except that any payment of interest due on the Maturity Date will be made at the office or agency designated by the Company for such purpose. All payments on this Note will be made in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent, Conversion Agent and Registrar.

Initially, Wells Fargo Bank, National Association will act as the Trustee, Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar; provided that the Company will maintain at least one Paying Agent, Conversion Agent and Registrar in the continental United States. The Company or any of the Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4. Repurchase By the Company at the Option of the Holder upon a Fundamental Change.

At the option of the Holder, and subject to the terms and conditions of the Indenture, upon the occurrence of a Fundamental Change, each Holder will have the right, at its option, to require the Company to repurchase for cash all of its Notes, or any portion of its Notes having a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof, at a Fundamental Change Repurchase Price equal to 100% of the principal amount of Notes to be purchased plus accrued and unpaid interest (calculated at the greater of the Total Interest (with the Fundamental Change Repurchase Date treated as an Interest Payment Date for purposes of calculating the Dividend Pass-Through Payment payable as a component thereof and such Dividend Pass-Through Payment will be calculated based on the amount of cash dividends per share actually paid by the Company on the outstanding Common Stock during the period commencing on the most recent prior Record Date and ending on the Fundamental Change Repurchase Date and will be pro rated by multiplying the amount otherwise payable by a fraction, the numerator of which is the number of days during the period from and including the most recent prior Record Date to, but excluding, the Fundamental Change Repurchase Date and the denominator of which is 90) and the Floor Interest Rate) to, but excluding, the Fundamental Change Repurchase Date, unless the Fundamental Change Repurchase Date occurs after a Regular Record Date and on or before the Interest Payment Date corresponding to such Regular Record Date, in which case such accrued and unpaid interest, if any, on the Notes will be paid to the Holders of such Notes as of the Close of Business on such Regular Record Date and the Fundamental Change Repurchase Price will equal 100% of the principal amount of such Notes. To exercise its purchase right, a Holder must comply with the procedures set forth in Article 3 of the Supplemental Indenture.

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5. No Redemption at the Option of the Company.

The Company may not redeem the Notes prior to the Maturity Date. The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

6. Conversion.

Subject to, or upon, compliance with the provisions set forth in the Indenture, a Holder of this Note has the right, at such Holder’s option, to convert the principal amount hereof or any portion of such principal amount that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, into (i) a number of shares of Common Stock equal to the product of (A) the Conversion Rate in effect on the applicable Conversion Date and (B) the principal amount of Notes converted divided by $1,000, rounded down to the nearest whole number, and (ii) an amount of cash equal to the product of (A) the fraction of a share of Common Stock eliminated by such rounding and (B) the Last Reported Sale Price of the Common Stock on such Conversion Date.

7. Denominations; Transfer; Exchange.

The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

8. Amendment, Supplement and Waiver.

Subject to certain exceptions, the Indenture permits the Indenture and the Notes to be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes. In certain circumstances, the Company and the Trustee may also amend or supplement the Indenture or the Notes without the consent of any Holder. Subject to certain exceptions, the Indenture permits the waiver of certain Events of Default or the noncompliance with certain provisions of the Indenture and of the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes.

9. Defaults and Remedies.

Subject to the following paragraph, if an Event of Default specified in the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately by delivering notice to the Company. In addition, certain specified Events of Default will cause the Notes to become immediately due and payable without the Holders taking any action.

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If the Company so elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with the reporting obligations under Section 4.02 of the Indenture will, for the 365 days after the occurrence of such Event of Default, consist exclusively of the right to receive Special Interest on the principal amount of the Notes.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority of the principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. Subject to certain exceptions, the Trustee may withhold from Holders notice of any continuing Event of Default or Default (except in payment on any Notes or the failure to convert Notes in accordance with the Indenture) if it determines in good faith that withholding notice is in their interest.

10. Persons Deemed Owners.

The Holder of this Note will be treated as the owner of this Note for all purposes.

11. Unclaimed Money or Notes.

The Trustee and the Paying Agent will return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another person.

12. Trustee Dealings with the Company.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.

13. Calculations in Respect of Notes.

Except as otherwise provided in the Indenture, the Company or its agents will be responsible for making all calculations called for under the Notes and the Indenture. These calculations include, but are not limited to, determinations of the Last Reported Sale Price of the Common Stock or any other security, accrued interest (including any applicable Dividend Pass-Through Payment) payable on the Notes and the Conversion Rate in effect on any Conversion Date.

The Company will make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on all Holders.

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14. No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company will not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15. Authentication.

This Note will not be valid until an authorized signatory of the Trustee manually signs the Trustee’s certificate of authentication on the other side of this Note.

16. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

17. GOVERNING LAW.

THE INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT REGARD TO CHOICE OF LAWS OR CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

18. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in any notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice, and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

Vector Group Ltd.

4400 Biscayne Boulevard

Miami, Florida 33137

Facsimile: (305) 579-8016

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Attachment 1

CONVERSION NOTICE

VECTOR GROUP LTD.
Variable Interest Convertible Senior Notes due 2020

To convert this Note, check the box ☐

To convert the entire principal amount of this Note, check the box ☐

To convert only a portion of the principal amount of this Note, check the box ☐ and here specify the principal amount to be converted, which principal amount must equal $1,000 or an integral multiple of $1,000 in excess thereof:

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

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Attachment 2

FUNDAMENTAL CHANGE REPURCHASE NOTICE
Variable Interest Convertible Senior Notes due 2020

Wells Fargo Bank, National Association
7000 Central Parkway NE
Suite 550
Atlanta, GA 30328
Attn: Vector Group Ltd. Account Manager

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Vector Group Ltd. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the Holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is equal to $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not occur during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest (including any applicable Dividend Pass-Through Payment), if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

Principal amount to be repaid (if less than all): $________,000

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

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[Include for Global Note]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL NOTE

Initial Principal Amount of Global Note: [          ]

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar or Note Custodian

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